MODIFICATION AND EXTENSION AGREEMENT


         THIS AGREEMENT is made as of September 19, 1996, between AETNA LIFE INSURANCE COMPANY, a Connecticut corporation ("AETNA"), and
MAGUIRE/THOMAS PARTNERS-SOUTH TOWER, a California limited partnership ("MTP-SOUTH TOWER LP").

         1.    Aetna is the holder of that indebtedness of MTP-South
Tower LP (the "LOAN") evidenced and secured by, among other instruments and agreements:

               a.   that $200,000,000 Promissory Note dated
November 26, 1984 (as at any time heretofore amended, extended, restated or replaced, the "NOTE"), by MTP-South Tower LP (then known as Maguire Partners - Crocker Properties - South Tower) payable to the order of The Aetna Casualty and Surety Company, a Connecticut corporation ("AETNA CASUALTY AND SURETY");

               b. that Deed of Trust, Assignment of Rents and Security Agreement dated as of November 26, 1984 (as at any time heretofore amended, extended, restated or replaced, the "DEED OF TRUST"), by MTP-South Tower LP (then known as Maguire Partners - Crocker Properties - South Tower), as Trustor, to Ticor Title Insurance Company of California, as Trustee, for the benefit of Aetna Casualty and Surety, as Beneficiary, and recorded November 28, 1984 as Instrument Number 84-1399775 in the Official Records of Los Angeles County, California; and

               c. that California Assignment of Rents and Leases dated as of November 26, 1984 (as at any time heretofore amended, extended, restated or replaced, the "ASSIGNMENT OF RENTS"), by MTP-South Tower LP (then known as Maguire Partners - Crocker Properties - South Tower), as assignor, to Aetna Casualty and Surety, as assignee, and recorded November 28, 1984 as Instrument Number 84-1399776 in the Official Records of Los Angeles County, California.

         2. The Deed of Trust encumbers, with first lien priority, that improved real property in Los Angeles, California more particularly described in Exhibit A to the Deed of Trust (the "PROJECT"), which improvements include, without limitation, the 45-story office building project now known as the "IBM Tower" located at 355 South Grand Avenue, together with associated subterranean parking and a garage penthouse structure, and the "X-2 Garage" located at 235 South Hill Street.

         3. Aetna Casualty and Surety assigned and transferred its interest under the Note, the Deed of Trust and the Assignment of Rents to Aetna pursuant to that Assignment dated October 29, 1986 and recorded on December 4, 1986 as Instrument Number 86-1676563 in the Official Records of Los Angeles County, California.

         4. As of December 1, 1994, MTP-South Tower LP, Aetna and CB Commercial Real Estate Group, Inc., as Agent for Aetna, entered into that Lockbox Agreement (as heretofore supplemented and amended, the "LOCKBOX AGREEMENT") providing for the deposit of all Gross Receipts (as defined therein) into Aetna's "DEPOSIT ACCOUNT" (as defined and provided for therein) and certain other matters.

         5.  The Loan matured on December 1, 1994 and has not been repaid.

         6. Prior to the execution and delivery of this Agreement, International Business Machines Corporation ("IBM"), the only limited partner in MTP-South Tower LP, transferred its limited partnership interest in MTP-South Tower LP to Maguire Partners-Bunker Hill, Ltd., one of the general partners of MTP-South Tower LP.

         7. MTP-South Tower LP and Aetna now wish to provide for, subject to the payment to Aetna of $2,000,000 from equity contributions (as provided for herein) and the satisfaction of certain other conditions precedent to the "Effective Date" provided for herein, an extension of the scheduled maturity date of the Loan, until September 1, 2003, and for certain other modifications to the terms and conditions of the instruments and agreements evidencing and securing the Loan (collectively, the "Loan Documents," including but not limited to the Note, the Deed of Trust, the Assignment of Rents and the Lockbox Agreement).

         8. In connection with such conditional modification of the Loan Documents, simultaneously herewith, Aetna and MTP-South Tower LP have caused certain recording instructions dated as of even date herewith (the "RECORDING INSTRUCTIONS") to be issued to Chicago Title Company ("CHICAGO TITLE") providing for the transmittal of this Agreement and the other instruments and agreements described below to Chicago Title and the subsequent closing of the transactions provided for herein upon receipt of the $2,000,000 payment described above and the satisfaction of certain other conditions precedent, prior to the expiration or sooner termination of the Recording Instructions.

         9. Accordingly, as of even date herewith, the parties are executing the following instruments and agreements and are transmitting same to Chicago Title pursuant to the Recording Instructions:

               a. this Agreement between Aetna and MTP-South Tower LP, with the appended Acknowledgment and Agreement executed by the direct and indirect general partners of MTP-South Tower LP;

               b. that Allonge to Promissory Note dated as of even date herewith (the "ALLONGE"), between MTP-South Tower LP and Aetna, amending the Note;

               c. that Amendment to Deed of Trust, Assignment of Rents and Security Agreement and to California Assignment of Rents and Leases and Fixture Filing dated as of even date herewith (the "AMENDMENT TO SECURITY DOCUMENTS"), between MTP-South Tower LP and Aetna, amending the Deed of Trust and the Assignment of Rents;

               d. that Environmental Indemnity dated as of even date herewith (the "ENVIRONMENTAL INDEMNITY AGREEMENT"), by MTP-South Tower LP to and for the benefit of Aetna, providing for certain additional covenants of MTP-South Tower LP in connection with the Project;

               e. that Acknowledgment Agreement (Wells Fargo Center Project Agreements) dated as of even date herewith (the "CENTER
ACKNOWLEDGMENT AGREEMENT"), by MTP-South Tower LP and Maguire Partners - Crocker Properties Phase I, a California limited partnership (the "PHASE I OWNER"), in favor of Aetna;

               f. that Agreement of Property Manager dated as of even date herewith (the "PROPERTY MANAGER'S AGREEMENT"), by Maguire/Thomas Partners-Development, Ltd., a California limited partnership
("MTP-DEVELOPMENT"), and MTP-South Tower LP in favor of Aetna; and

               g. that Consent to Lease Amendment (Munger Tolles & Olson) dated as of even date herewith (the "MUNGER TOLLES CONSENT"), between Aetna and MTP-South Tower LP, providing for the approval by Aetna of (i) that Third Amendment to Lease dated as of March 1, 1996 between MTP-South
Tower LP, as Landlord, and Munger, Tolles & Olsen, as Tenant, and (ii) that Termination Agreement dated as of March 1, 1996 among MTP-South Tower LP, the general partners of MTP-South Tower LP and Munger, Tolles & Olson.

The instruments and agreements described in this Recital H executed by each party are being (promptly upon full execution thereof) transmitted to Chicago Title pursuant to the terms and conditions of the Recording Instructions, and this Agreement and such other instruments and agreements shall become effective only if and when same are delivered to the parties in accordance with the terms and conditions of this Agreement prior to the expiration or sooner termination of the Recording Instructions. The Loan Documents, if and when amended as of the Effective Date by this Agreement, the Allonge, the Amendment to Security Documents and the Environmental Indemnity, are sometimes collectively referred to herein as the "AMENDED LOAN DOCUMENTS."

         IN CONSIDERATION of the recitals and agreements set forth herein, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, MTP-South Tower LP and Aetna agree that the Loan Documents shall be supplemented and modified as follows:


   1.    TRANSACTIONS ON EFFECTIVE DATE AND LLC CONVERSION.

         1.1 CONDITIONS PRECEDENT TO EFFECTIVE DATE. Among the conditions precedent to the Effective Date provided for herein, prior to the expiration or sooner termination of the Recording Instructions:

               1.1.1one or more of the Equity Owners (as defined in Section 1.5 below) of MTP-South Tower (as defined below) must have made capital contributions totalling $2,000,000 in accordance with Section 1.7 below, which sum must have been deposited with Chicago Title pursuant to the Recording Instructions, for disbursement to Aetna on the Effective Date provided for herein in accordance with this Agreement and the Recording Instructions; and

               1.1.2the Investment Committee of Aetna must have approved the execution and delivery of this Agreement and the transactions provided for herein, and Aetna must have provided Chicago Title with written confirmation of such Investment Committee approval.

IF FOR ANY REASON SUCH TRANSACTIONS AND THE OTHER CONDITIONS PRECEDENT PROVIDED FOR IN SECTION 10.2 BELOW HAVE NOT BEEN SATISFIED PRIOR TO THE EXPIRATION OR SOONER TERMINATION OF THE RECORDING INSTRUCTIONS, THEN THIS AGREEMENT AND THE OTHER INSTRUMENTS AND AGREEMENTS EXECUTED AS OF EVEN DATE HEREWITH BY AETNA AND MTP-SOUTH TOWER LP SHALL BE NULL AND VOID, AND NEITHER PARTY SHALL HAVE ANY LIABILITY OR OBLIGATION HEREUNDER OR THEREUNDER. The Recording Instructions provide, among other things, that any of the general partners of MTP-South Tower LP or Aetna may, each acting unilaterally and with or without cause, terminate the Recording Instructions at any time after September 26, 1996, time being of the essence. Without limiting the generality of the foregoing, the parties acknowledge that if the Recording Instructions are terminated prior to the Effective Date provided for herein, the Loan Documents shall remain in full force and effect, unmodified by the matters provided for in this Agreement, and Aetna reserves the right, without limitation, to claim and enforce the imposition of interest at the default rate provided for in the Note for the period from December 1, 1994 until the Note and all other obligations of MTP-South Tower LP to Aetna under the Loan Documents are paid in full. The foregoing acknowledgments of MTP-South Tower LP and Aetna shall survive the expiration or sooner termination of the Recording Instructions.

         1.2 EFFECTIVE DATE. This Agreement shall become effective only on the date of the Closing of certain transactions provided for in this Agreement, which Closing is described in Section 10.1 below and is subject to satisfaction of the conditions precedent provided for in Section 1.1 above and in Section 10.2 below. The date of such Closing (as publicly evidenced by the recording by Chicago Title, in accordance with the Recording Instructions, of the Amendment to Security Documents in the Official Records of Los Angeles County) is herein referred to as the "EFFECTIVE DATE," as provided for in Section 10.1.

         1.3 CONSENT TO EQUITY TRANSACTION. Aetna hereby consents to the transfer by IBM of its interest in MTP-South Tower described in Recital F above.

         1.4 CONVERSION TO LIMITED LIABILITY COMPANY. The general partners of MTP-South Tower LP plan to cause a limited liability company to be formed under California law, to be named Maguire Thomas Partners-South Tower, LLC ("MTP-SOUTH TOWER LLC"), and to cause MTP-South Tower LLC to succeed by operation of law to all of the assets and liabilities of MTP-South Tower LP. If MTP-South Tower LLC is formed and succeeds to the assets and liabilities of MTP-South Tower LP, whether before or after the Effective Date, Aetna consents to such formation and succession, provided that:

               1.4.1all of the general partners of MTP-South Tower LP must be the managing members of MTP-South Tower LLC;

               1.4.2within five days following such formation and succession, MTP-South Tower LLC:

                    1.4.2.1 must duly execute, acknowledge and deliver to Aetna an Amendment to Deed of Trust and Acknowledgement Agreement in the form of Exhibit D attached hereto (the "MTP-SOUTH TOWER LLC ACKNOWLEDGMENT");

                    1.4.2.2 must duly execute and deliver to Aetna a Uniform Commercial Code Fixture Filing in the form of Exhibit E attached hereto (the "MTP-SOUTH TOWER LLC FIXTURE FILING");

                    1.4.2.3     must duly execute and deliver to Aetna
two Uniform Commercial Code Financing Statements in the forms set forth on Exhibit F attached hereto (the "MTP-SOUTH TOWER LLC FINANCING STATEMENTS"); and

                    1.4.2.4 must cause Chicago Title to record the MTP-South Tower LLC Acknowledgment and the MTP-South Tower LLC Fixture Filing, and to issue a further endorsement to Aetna's title insurance policy referred to in Section 9.3, confirming that record title to the Project has vested in MTP-South Tower LLC and that the Aetna continues to hold a first lien thereon, with no loss of priority -- all premiums, fees and charges in connection therewith shall be paid by MTP-South Tower LLC, as Approved Operating Costs hereunder; and

                    1.4.2.5 must execute such additional instruments as Aetna may reasonably require to evidence the assumption by MTP-South Tower LLC, subject to the provisions of Section 11.8 below, of all of the obligations and liabilities of MTP-South Tower LP hereunder and to confirm the liens and interests of Aetna on the assets of MTP-South Tower LLC in accordance with the terms of the Amended Loan Documents.

If MTP-South Tower LLC is so organized and succeeds to the interest of MTP-South Tower LP, the failure to comply with the provisions of Section 1.4.1 and Section 1.4.2 above shall constitute a breach of this Agreement with respect to MTP-South Tower LP.

         1.5 MTP-SOUTH TOWER; EQUITY OWNERS. As used herein, "MTP-SOUTH TOWER" shall mean and refer to MTP-South Tower LP or MTP-South Tower LLC as the successor in interest to MTP-South Tower LP, as applicable, and the partners of MTP-South Tower LP or the members of MTP-South Tower LLC, as the case may be, are herein collectively referred to as the "EQUITY OWNERS" of MTP-South Tower and each is herein individually referred to as a "EQUITY OWNER" of MTP-South Tower. Without limiting the generality of the foregoing, after the date MTP-South Tower LLC succeeds to the interest of MTP-South Tower LP, the provisions of Section 11.8 shall apply to the liability of MTP-South Tower LLC, as "MTP-South Tower" thereunder, and to the members of MTP-South Tower LLC, as "Equity Owners" thereunder.

         1.6 APPLICATION OF PRE-CLOSING PAYMENTS. Subject to the disclaimers set forth in the last paragraph of Section 1.1 above (in the event the Effective Date does not occur for any reason):

               1.6.1 Aetna and MTP-South Tower agree that all payments received by Aetna on each "Disbursement Date" under the Lockbox Agreement during the period from December 1, 1994 (the scheduled maturity date of the Loan under the existing Loan Documents) through September 20, 1996 (the most recent Disbursement Date for a disbursement by Agent under the Lockbox Agreement) shall be credited and accounted for as of each such Disbursement Date during such period as follows: (i) first, to the reimbursement of then unpaid legal and other expenses of Aetna reimbursable by MTP-South Tower pursuant to the terms of the Loan Documents (during such period, the total amount of such reimbursements was $443,892.30); (ii) second, to then accrued unpaid interest on the Loan at the rate of thirteen percent (13%) per annum, the applicable interest rate during such period under the existing Loan Documents, through such date; and (iii) third, any excess to principal reduction on such date. As a result of the foregoing, Aetna and MTP-South Tower acknowledge, affirm and agree that as of September 20, 1996: (i) interest on the Loan has been paid through that date, (ii) the principal balance of the Loan is One Hundred Eighty-Nine Million Sixty Thousand Three Hundred Seven and 69/100 Dollars ($189,060,307.69) on that date, and (iii) the balance in the Deposit Account on that date is approximately $3,000 (the minimum balance maintained therein) plus any deposits posted thereto since September 18, 1996.

               1.6.2 During the period following September 20, 1996 through the Effective Date, any payments received by Aetna in accordance with the Lockbox Agreement on each Disbursement Date thereunder shall be credited and accounted for in the same manner, as follows: (i) first, to reimbursement of any then unpaid reimbursable expenses of Aetna under the terms of the Lockbox Agreement and the other Loan Documents, (ii) second, to then accrued unpaid interest on the Loan at the rate of thirteen percent (13%) per annum through such date, and (iii) third, any remaining balance to reduction of the principal balance of the Loan on such date.

         1.7 ADDITIONAL PAYMENT AT CLOSING. On the Effective Date, MTP-South Tower must also pay to Aetna the sum of Two Million
Dollars ($2,000,000), which sum shall be applied on the Effective Date in accordance with Section 1.8 to certain obligations of MTP-South Tower. In connection therewith, MTP-South Tower covenants, agrees, represents and warrants to Aetna:

               1.7.1 that said sum shall be contributed to the equity of MTP-South Tower by one or more of its Equity Owners;

               1.7.2 that no portion of said sum shall have been obtained from Project rents or other Gross Receipts (as defined in the Lockbox Agreement), from other pre-Closing assets of MTP-South Tower, or from indebtedness of MTP-South Tower, whether owed to such Equity Owner or Owners or to any other person; and

               1.7.3 that no Equity Owner making such contribution to the capital of MTP-South Tower shall have any right to receive any return on or return of such sum at any time prior to the repayment in full of the Loan and all other obligations of MTP-South Tower to Aetna.

As provided for in Section 10.1, the payment provided for in this
Section 1.7 shall be made through Chicago Title pursuant to the Recording Instructions, which provide for the simultaneous (i) release of fully executed counterparts of this Agreement and the other instruments and agreements provided for herein to the parties, and (ii) the application of such sum in accordance with the provisions of Section 1.8 below.

         1.8 APPLICATION OF FUNDS AT CLOSING. On the Effective Date, the $2,000,000 payment by MTP-South Tower pursuant to Section 1.7, shall be released by Chicago Title pursuant to the Recording Instructions and applied or disbursed by Aetna for obligations of MTP-South Tower as follows:

               1.8.1 $88,800 shall be applied by Chicago Title for the title insurance premium for the policy or endorsement and recording fees provided for in Section 9.3 below;

               1.8.2 $388,934 shall be disbursed to MTP-Development as payment in full of all previously held-back leasing commissions owed by MTP-South Tower, which sum shall be paid by MTP-South Tower to MTP-Development in satisfaction of all such obligations (and MTP-South Tower hereby represents and warrants that such sum (of which $258,514 was 50% of the commission earned in connection with the February 6, 1995 lease to The Los Angeles Unified School District, $51,176 was 50% of the commission earned plus certain other fees earned in connection with the March 8, 1995 lease to Finova Capital Corporation, and $79,244 was 100% of the commission earned in connection with the July 10, 1995 lease to The Boston Consulting Group) represents the full amount of all accrued leasing commissions and other fees owed by MTP-South Tower to MTP-Development as of the date of this Agreement); and

               1.8.3 following the disbursements described above, the balance of such $2,000,000 shall be disbursed to Aetna, and shall be applied by Aetna:

                    1.8.3.1     first, for reimbursable costs of Aetna,
to the extent not disbursed to Aetna from the Deposit Account pursuant to the terms of the Lockbox Agreement prior to the Effective Date, including, without limitation, such sums as required to reimburse Aetna's legal fees and expenses in connection with the Loan for the period following
March 31, 1996 (the last date for which such fees and expenses were reimbursed by Aetna as provided in Section 1.6 above) through the Effective Date (without limitation with respect to fees and expenses for subsequent periods, such fees and expenses for the period from April 1, 1996 through August 31, 1996 were approximately $51,200); and

                    1.8.3.2 the remaining amount shall credited by Aetna on the Effective Date to reduction of the principal balance of the Loan.

         1.9   ESTABLISHMENT OF PROJECT RESERVE ACCOUNT.

               1.9.1 In addition to the existing Deposit Account and the existing "TAX AND INSURANCE ESCROW" (as defined and provided for in the Lockbox Agreement), in connection with the transactions provided for herein, Aetna has established a new deposit account, Account No. 12336-21673 (the "PROJECT RESERVE") with Bank of America N.T. & S.A., in the name of Agent, as agent for Aetna. As used in this Agreement and in the Lockbox Agreement, "AGENT" means CB Commercial Real Estate Group, Inc. or such other entity as may be designated by Aetna from time-to-time, in accordance with Section 13 of the Lockbox Agreement (and Aetna hereby agrees to not so designate as its Agent an entity which, directly or through affiliates, owns, manages or is developing a competing office building project in downtown Los Angeles), to act as Aetna's agent with respect to the Deposit Account, the Tax and Insurance Escrow and the Project Reserve pursuant to this Agreement and the Lockbox Agreement, as supplemented and modified by the provisions of this Agreement (unless the context requires otherwise, references herein to the "LOCKBOX AGREEMENT" shall mean and refer to the existing Lockbox Agreement as so supplemented and modified). Until the Loan and all other obligations of MTP-South Tower under this Agreement and the other Amended Loan Documents have been paid in full, MTP-South Tower shall remain obligated to reimburse the reasonable fees and costs of Aetna's Agent, which fees shall not be limited to the current fees of Agent specified in the Lockbox Agreement (such fees and costs shall be paid out of Operating Receipts as defined in Section 6.2.1) in accordance with Section 7.2.1.3 below). The Project Reserve shall be the property of Aetna and shall be exclusively controlled by Agent for Aetna for the purposes provided for in this Agreement.

               1.9.2 Absent Default (as defined in Section 8.14.1) under the Amended Loan Documents, in which event Aetna shall have the rights and remedies provided for in Section 6.4.2, the Project Reserve shall be used:
(i) to fund Approved Capital Costs (as defined in Section 5.2.2.1 below) for the Project (including tenant improvement costs and leasing commissions), in accordance with Section 7.3 below; and (ii) to provide working capital for the Project (in addition to the provision for $250,000 of working capital in section 6(b) of the Lockbox Agreement) -- as provided for in the first paragraph of Section 7.2.1 below, if the balance on deposit in the Deposit Account is insufficient therefor, funds in the Project Reserve may be transferred to the Deposit Account for disbursement to pay or permit payment of Approved Operating Costs (as defined in Section 7.2.1.4), Fixed Rate Interest (as defined in Section 2.2.1 below) and certain other obligations which have been approved in advance by Aetna.

               1.9.3 The amount of the maximum balance to be maintained in the Project Reserve at any time in accordance with this Agreement (the "PROJECT RESERVE MAXIMUM BALANCE") shall equal $3,000,000 or such lesser sum as Aetna and MTP-South Tower may mutually agree upon in writing; provided, however, that at any time following the designation of any such lesser sum, MTP-South Tower shall have the right, by notice to Aetna and Agent, to specify that the Project Reserve Maximum Balance again be the sum of $3,000,000 (whereupon the Project Reserve shall be funded to such increased Project Reserve Maximum Balance amount only to the extent of subsequent disbursement of Operating Receipts pursuant to Section :\JMB-10K\, i.e., no party shall be responsible for funding such increased amount).


   2.    EXTENSION AND INTEREST.

         2.1 EXTENSION; EXTENSION FEE. The scheduled "Maturity Date" provided for in Paragraph 1(h) of the Note, in paragraph a. on page 2 of the Deed of Trust, and in any other provision of the Loan Documents, i.e., December 1, 1994, is hereby extended until September 1, 2003, at which time the entire unpaid principal balance of the Loan, all accrued but unpaid interest on the Loan (including both Fixed Rate Interest and Participation Interest, as provided for below), and any other unpaid amounts owed to Aetna in accordance with the terms of the Amended Loan Documents, shall be immediately due and payable. In consideration of such extension, MTP-South Tower shall pay to Aetna a fee (the "EXTENSION FEE") of Five Hundred Thousand Dollars ($500,000), which sum shall be paid to Aetna out of disbursements of Operating Receipts pursuant to Section 7.2.1.9 below.

         2.2 INTEREST. In consideration of Aetna's agreement to extend the scheduled maturity date of the Loan, as provided for in Section 2.1 above, and to reduce the fixed rate of interest payable on the Loan, as provided for in Section 2.2.1 below, MTP-South Tower has agreed that Aetna shall also be entitled to Participation Interest, as provided for in
Section 2.2.2.1 below.

               2.2.1FIXED RATE INTEREST. Effective from and after the Effective Date, until the Loan has been repaid in full, the rate of fixed interest which shall accrue on the outstanding unpaid balance of the Loan shall be decreased to ten percent (10%) per annum ("FIXED RATE INTEREST"), payable monthly in arrears in accordance with the Note, as amended by the Allonge (the "AMENDED NOTE"); provided, however, during the time that any installment of principal or interest payable under the Amended Note is delinquent, interest at the rate of twelve percent (12%) per annum shall accrue and be due and payable on the total of all unpaid principal plus all arrearages of interest past due under the Amended Note; provided further, however, that if there is a maximum legal rate of interest applicable to the Amended Note, the total interest payable on account of the Amended Note shall not exceed interest at such maximum rate permitted by law. Such changes in the fixed interest rate shall only be effective from and after the Effective Date; any unpaid accrued interest on the Loan for the period prior to the Effective Date, at the rate of thirteen percent (13%) per annum, shall be payable at such rate on the next date interest is due following the Effective Date in accordance with the terms of the Amended Note.

               2.2.2PARTICIPATION INTEREST.

                    2.2.2.1 As more particularly provided for in the Allonge, at the maturity of the Loan (including acceleration and prepayment) other than upon Early Repayment in accordance with Section 3.1 below, MTP-South Tower shall also be obligated to pay Aetna additional interest (as more particularly defined in the Allonge, "PARTICIPATION INTEREST") equal to fifty percent (50%) of the amount, if any, by which the sum of:

                          2.2.2.1.1  the "Fair Market Value" of the
Project (as defined and provided for in the Allonge, and determined by appraisal in accordance with the Allonge, except in connection with an "Arms-Length Sale" of the Project in accordance with Section 4.4 below), less an amount equal to one percent (1%) of such sum as an allowance for assumed commissions and other closing costs (except in connection with an Arms-Length Sale of the Project, in which case the amount of closing costs shall be based on the actual closing costs, as provided for in Section 4.4 below), plus

                          2.2.2.1.2  all other assets of MTP-South Tower
(other than the Excluded Assets provided for in Section 8.12 below) plus all amounts on deposit in the Deposit Account, in the Project Reserve and in the Tax and Insurance Escrow, to the extent not required to pay or provide for then-accrued obligations of MTP-South Tower for (i) Fixed Rate Interest and all other sums then due Aetna under the Amended Loan Documents (other than principal, Yield Maintenance Payment (as defined in Section 3.3 below) and Participation Interest), (ii) property taxes on the Project,
(iii) Approved Operating Costs, and (iv) Approved Capital Costs,

         exceeds the sum of the then-outstanding principal balance of the Loan plus the amount of any Yield Maintenance Payment then due and payable; provided, however, that the amount of Participation Interest due and payable to Aetna pursuant to this Agreement and the Amended Note shall not exceed the "MAXIMUM PARTICIPATION INTEREST AMOUNT" as defined and provided for in the Allonge.

                    2.2.2.2 The Participation Interest provided for herein and in the Allonge equals a share (50%) of the entire unencumbered value of the Project and such other amounts, and is not limited to a share of any appreciation in such value; by way of example:

                          2.2.2.2.1  if Participation Interest was to
become due prior to any principal reduction of the Loan, and if the aggregate value (determined as provided for in Section 2.2.2.1.1 above) of the Project plus such other assets (not including the Excluded Assets) and the amounts on deposit in the Deposit Account, in the Project Reserve and in the Tax and Insurance Escrow (to the extent not required to pay or provide for then-accrued obligations of MTP-South Tower, as provided for in
Section 2.2.2.1.2 above) then exceeded the principal balance of the Loan by $1,000,000, and no Yield Maintenance Payment was then due, then the amount of Participation Interest then due would equal $500,000; and

                          2.2.2.2.2  if instead Participation Interest
was to become due later, during which period (i) the principal balance of the Loan had been reduced by $5,000,000 and (ii) the aggregate value of the Project plus such other assets (not including the Excluded Assets) and the amounts on deposit in the Deposit Account, in the Project Reserve and in the Tax and Insurance Escrow (to the extent not required to pay or provide for then-accrued obligations of MTP-South Tower, as provided for in
Section 2.2.2.1.2 above) had increased (from the amount described in the preceding example) by $6,000,000, and no Yield Maintenance Payment was due, then such aggregate value would exceed the then-current Loan balance by $12,000,000 and the amount of Participation Interest then due would equal $6,000,000.


   3.    PAYMENT OF THE LOAN.

         3.1 EARLY REPAYMENT. At any time during the period (the "PERMITTED PREPAYMENT PERIOD") from the Effective Date through and including September 1, 1999, if not then in Default under the Amended Loan Documents, MTP-South Tower shall have the right, without the consent of Aetna, to prepay the Loan in full or in part, and in connection with such voluntary cash repayment of the Loan on or before said date ("EARLY REPAYMENT"), Aetna hereby agrees that no Participation Interest shall be due or payable in connection with any Early Repayment.

         3.2 AMOUNTS DUE AT MATURITY. At the scheduled maturity date of the Loan or the earlier date of acceleration of the obligations evidenced and secured by the Amended Loan Documents, or upon the repayment of the Loan in full, upon such event ("MATURITY"), in addition to accrued Fixed Rate Interest and any other unsatisfied obligations of MTP-South Tower to Aetna under the Amended Loan Documents, the following amounts shall be due and payable to Aetna by MTP-South Tower:

               3.2.1 any Yield Maintenance Payment (to the extent provided for in the Allonge or in Section 3.3 below); and

               3.2.2 Participation Interest (except on Early Repayment, and subject to the provisions set forth in Section 4.2 with respect to a Deferred Obligation in connection with a refinancing of the Loan).

         3.3 YIELD MAINTENANCE PAYMENT. MTP-South Tower shall also be obligated to pay Aetna the "YIELD MAINTENANCE PAYMENT" (as defined in the Allonge) in the amount provided for in the Allonge, (a) upon any acceleration of the maturity of the Loan following March 1, 2000 by reason of an Event of Default under the Amended Loan Documents, and (b) upon any full or partial prepayment of the Loan after March 1, 2000, except with respect to (i) principal payments made from monthly disbursements of Operating Receipts, as provided for in Section 7.2.1.10 below,
(ii) Additional Loan Advance Repayments in accordance with Section 3.4.1, or (iii) principal payments made from the proceeds of condemnation awards or insurance recoveries, as provided for in Section 4.1.2.2, made after said date. No Yield Maintenance Payment shall be due or payable upon any full or partial prepayment of the Loan at any time on or before March
1, 2000, regardless of whether or not an Event of Default then exists under the Amended Loan Documents.

         3.4   REPAYMENT OF ADDITIONAL LOAN ADVANCES.

               3.4.1ADDITIONAL LOAN ADVANCE REPAYMENTS. The provisions of this Section 3.4 shall apply only if Aetna has made any Additional Loan Advance pursuant to Section 7.4 below. In such event, on the September 1st immediately following the date of the first Additional Loan Advance, and on each subsequent September 1st until the Loan has been repaid in full (each an "ADJUSTMENT DATE"), MTP-South Tower shall be required to make a partial principal payment on the Loan (an "ADDITIONAL LOAN ADVANCE REPAYMENT"), from the proceeds of equity contributions by one or more of the Equity Owners of MTP-South Tower in accordance with Section 3.4.2 below, equal to the lesser of:

                    3.4.1.1 the amount, if any, by which (i) the outstanding principal balance of the Loan on such Adjustment Date exceeds
(ii) the amount of the applicable Maximum Principal Balance (defined below) provided for in Exhibit A for such Adjustment Date (i.e., no Additional Loan Advance Repayment shall be due on an Adjustment Date if the outstanding principal balance of the Loan is then less than or equal to the amount of the Maximum Principal Balance provided for on such date in Exhibit A); or

                    3.4.1.2 the sum of (i) the aggregate amount of all Additional Loan Advances made by Aetna pursuant to Section 7.4 below during the twelve month period (herein referred to as a "LOAN YEAR") prior to such Adjustment Date (e.g., on September 1, 1998, the aggregate amount of such Additional Loan Advances made during the Loan Year between
September 1, 1997 through August 31, 1998), plus (ii) the aggregate amount of all disbursements to MTP-South Tower in accordance with Section 7.2.1.8 during the (same) Loan Year prior to such Adjustment Date.

As more specifically provided for in Exhibit A attached hereto and incorporated herein by reference, the "Maximum Principal Balance" for each Loan Year specified therein shall be reduced by the amount of any principal payments by MTP-South Tower following the Effective Date, other than:
(i) principal payments made from monthly disbursements of Operating Receipts, as provided for in Section 7.2.1.10, (ii) Additional Loan Advance Repayments in accordance with Section 3.4.1, or (iii) principal payments made from the proceeds of condemnation awards or insurance recoveries, as provided for in Section 4.1.2.2. Such reduction of the Maximum Principal Balance for the current and each subsequent Loan Year shall become effective immediately upon receipt of any such principal payment. All references in this Agreement to any "MAXIMUM PRINCIPAL BALANCE" shall mean the applicable amount shown on Exhibit A as same may be so reduced following any such principal payment. Any such Additional Loan Advance Repayment pursuant to this Section 3.4.1 shall be due and payable on the first business day immediately following the applicable Adjustment Date. Any such Additional Loan Advance Repayment received by Aetna from MTP-South Tower shall be applied to reduction of the principal balance of the Loan. No Yield Maintenance Payment shall be due or payable in connection with any such Additional Loan Advance Repayment.

               3.4.2EQUITY CONTRIBUTIONS. MTP-South Tower covenants and agrees as follows with respect to each such Additional Loan Advance
Repayment:

                    3.4.2.1 that the amount of any such Additional Loan Advance Repayment shall be contributed to the equity of MTP-South Tower on or immediately before the applicable Adjustment Date by one or more of its Equity Owners and said sum shall be used to make such Additional Loan Advance Repayment to Aetna;

                    3.4.2.2 that no portion of the amount of such Additional Loan Advance Repayment shall be obtained from Project rents or other Gross Receipts (as defined in the Lockbox Agreement), from other assets of MTP-South Tower (other than any Excluded Assets), or from indebtedness of MTP-South Tower, whether owed to such Equity Owner or Owners or to any other person; and

                    3.4.2.3  that no Equity Owner making such
contribution to the capital of MTP-South Tower shall have any right to receive any return on or return of such sum at any time prior to the repayment in full of the Loan and all other obligations of MTP-South Tower to Aetna (except a right to participate in any disbursement made to MTP-South Tower in accordance with Section 3.4.3 and Section 7.2.1.8).

               3.4.3PERMITTED EQUITY DISTRIBUTIONS.  If (a) MTP-South
Tower makes any Additional Loan Advance Repayments following the Effective Date, (b) on any subsequent Disbursement Date (as defined in Section 7.2.1) during the same or any subsequent Loan Year, the balance of the Loan becomes less than the Maximum Principal Balance as provided for in
Section 3.4.1 and the schedule attached as Exhibit A for the September 1st next following such Disbursement Date, and (c) no Default then exists, then MTP-South Tower shall be entitled to disbursements, up to the amount of any such Additional Loan Advance Repayments (without interest), of excess Operating Receipts (as defined in Section 6.2.1) disbursed on such Disbursement Date in accordance with the terms and conditions of (and at the priority provided for in) Section 7.2.1.8 below, and any amount so disbursed to MTP-South Tower may, notwithstanding any other provision of this Agreement, be distributed or paid by MTP-South Tower to its Equity Owners; provided, however, that the right to receive such disbursements pursuant to Section 7.2.1.8 shall terminate on the earliest of (i) the Maturity of the Loan, (ii) September 1, 2003, or (iii) the date any Deferred Obligation is created pursuant to Section 4.2. An example of the operation of Section 3.4.1 and the operation of Section 7.2.1.8 is attached hereto as Exhibit C.


   4.    CAPITAL EVENTS.

         4.1 PAYMENTS UPON RECEIPT OF CAPITAL PROCEEDS. In the event of a refinancing of the Loan or the receipt of other Capital Receipts (as defined in Section 6.2.2 below) by MTP-South Tower (except in connection with a sale of the Project, which shall be governed by Section 4.4 below, but including, without limitation, receipt of any insurance proceeds or condemnation proceeds, to the extent not required to repair or restore the Project), then:

               4.1.1 MTP-South Tower shall be obligated to pay Aetna an amount (not to exceed the aggregate amount owed to Aetna, including but not limited to accrued unpaid Fixed Rate Interest, the unpaid balance of the Loan, any Yield Maintenance Payment and any Participation Interest) equal to 100% of the amount of net proceeds therefrom ("NET CAPITAL PROCEEDS"), after payment of or provision for the customary and reasonable costs associated with such refinancing or other capital event, as reasonably approved by Aetna ("CAPITAL TRANSACTION COSTS"), including, without limitation, (i) reasonable legal fees, appraisal costs, points and other closing costs reasonably associated therewith, or (ii) any costs payable out of any insurance proceeds or condemnation proceeds as reasonably required to repair or restore the Project.

               4.1.2 As provided for in Section 6.2 below, all such proceeds received by MTP-South Tower (before deduction or provision for Capital Transaction Costs) shall constitute "Capital Receipts" and must be immediately deposited in Aetna's Deposit Account upon receipt by MTP-South Tower. Agent shall disburse such Capital Receipts from the Deposit Account as follows:

                    4.1.2.1 Following Aetna's reasonable approval of such Capital Transaction Costs and in accordance with a disbursement schedule proposed by MTP-South Tower and reasonably approved by Aetna at the time of such capital event, from such Capital Receipts funds shall be disbursed to MTP-South Tower, in installments, to the extent required to permit MTP-South Tower to pay Capital Transaction Costs. In the event of condemnation or casualty, absent the existence of an Event of Default, Aetna shall permit insurance proceeds or condemnation payments to be applied to the reasonable costs of any necessary repair and restoration of the Project, and Aetna's approval of such repair or restoration costs shall not be unreasonably withheld, delayed or conditioned. Any or all Capital Transaction Costs may be paid or disbursed by an escrow holder or other third party (other than MTP-South Tower or its affiliates) in connection with a sale, refinancing or other event giving rise to Capital Receipts, in which event (i) disbursements for such Capital Transaction Costs shall be made by such escrow holder or other third party, and not by Agent, and
(ii) the approval by Aetna of a settlement statement or similar instrument describing such costs shall constitute Aetna's approval of such Capital Transaction Costs for purposes of this Agreement.

                    4.1.2.2 The entire amount of Net Capital Proceeds (i.e., all Capital Receipts after payment of or provision for Capital Transaction Costs to be disbursed to MTP-South Tower pursuant to
Section 4.1.2.1), shall be disbursed to Aetna, to be applied by Aetna to reduction of the principal amount of the Loan plus any Yield Maintenance Payment with respect to such principal payment (as provided for in Section 3.3, no Yield Maintenance Payment shall be due in connection with such principal payments made from the proceeds of condemnation awards or insurance recoveries).

                    4.1.2.3     If the amount of Net Capital Proceeds
paid to Aetna in accordance with Section 4.1.2.2 is sufficient to repay the entire principal balance of the Loan and any Yield Maintenance Payment associated therewith, then the Loan shall mature and all other amounts due at Maturity, as provided for in Section 3.2 above, shall be due and payable, and:

                          4.1.2.3.1  Aetna shall apply such excess amount
of Net Capital Proceeds, after repayment pursuant to Section 4.1.2.2 of the entire principal balance of the Loan and any Yield Maintenance Payment associated therewith:

                                (1)  first, to Fixed Rate Interest and
any other accrued unpaid obligations of MTP-South Tower under the Amended Loan Documents other than Participation Interest, and

                                (2)  second, (except in connection with
Early Repayment) to Participation Interest.

                          4.1.2.3.2  To the extent such excess amount of
Net Capital Proceeds is insufficient to pay all of such obligations owed to Aetna under the Amended Loan Documents, including (except in connection with Early Repayment) all Participation Interest, then MTP-South Tower shall be obligated to immediately pay Aetna all such amounts, subject, however, to the provisions of Section 4.2 regarding deferral of the obligation to pay unpaid Participation Interest upon certain refinancings.

         4.2 SUBORDINATION OF PARTICIPATION INTEREST ON REFINANCING. In the event that MTP-South Tower refinances the Loan, to the extent that the net proceeds of such refinancing (after payment of or provision for the Capital Transaction Costs and funding any Qualified Reserves and/or Qualified Set-Asides (as defined in Section 4.2.8.5 and Section 4.2.8.6 below, respectively) required by the first lien lender) plus all amounts in the Project Reserve are sufficient (and are applied) to repay the entire outstanding principal balance of the Loan, plus any Yield Maintenance Payment associated therewith, and to pay all accrued unpaid Fixed Rate Interest and all other obligations to Aetna under the Amended Loan Documents, but are not sufficient to repay in full all Participation Interest then due Aetna (i.e., in the event of Early Repayment, for which no Participation Interest is due, the provisions of this Section 4.2 shall not apply), then Aetna shall permit MTP-South Tower to repay the unpaid balance of such Participation Interest (which balance shall be determined and fixed as of the date (the "REFINANCING DATE") of such refinancing and repayment of the principal balance of the Loan), plus Fixed Rate Interest on such unpaid balance from the Refinancing Date until repaid (the "DEFERRED OBLIGATION"), over a three year period subject to the terms and conditions of this Section 4.2.

               4.2.1 The Deferred Obligation shall remain a secured debt obligation of MTP-South Tower, as part of the Loan and evidenced and secured by the Amended Loan Documents (and subject, without limitation, to the limitation on the liability of MTP-South Tower and its Equity Owners in accordance with Section 11.8), as the Amended Loan Documents are further amended as provided for in this Section 4.2.

               4.2.2 The lien of the Amended Loan Documents securing the Deferred Obligation shall be subordinated by Aetna to the lien of the instruments and agreements evidencing and securing the new financing obtained by MTP-South Tower to refinance the Loan, pursuant to a subordination agreement reasonably acceptable to Aetna.

               4.2.3 The Deferred Obligation, including all accrued unpaid interest thereon, shall be due and payable on the earlier of
(i) September 1, 2006 or (ii) the third anniversary of the Refinancing Date, regardless of the availability of funds for such repayment.

               4.2.4 During the three year period following the Refinancing Date, however, the Deferred Obligation shall be repaid out of, and only to the extent of (i) 100% of Operating Receipts (as defined in Section 6.2.1) remaining after payment or provision for (a) operating costs, including taxes and insurance and a working capital reserve not to exceed $250,000, (b) capital expenditures, including funding a Qualified Reserve therefor not to exceed $3 million, and (c) debt service on the first lien loan, and (ii) 100% of any Net Capital Proceeds (as defined in Section 4.1.1) remaining after any required repayment of such first lien loan.

               4.2.5 The Deposit Account and lockbox requirements of the Lockbox Agreement, as supplemented and modified by this Agreement, shall continue to apply to provide for such application of funds to operating expenses, including taxes and insurance and a working capital reserve not to exceed $250,000, and capital expenditures, including funding a reserve therefor not to exceed $3 million, and other approved obligations of MTP-South Tower, including debt service on the first lien loan, and payment of the Deferred Obligation; provided, however, that if the first lien lender requires that MTP-South Tower provide such lender with a similar lockbox or deposit account arrangement, then Aetna agrees to consent to same provided that such documents, in form and substance reasonably acceptable to Aetna, provide for direct payments to Aetna for the Deferred Obligation from all excess funds as provided for herein.

               4.2.6 Following the date that the balance of the Loan (other than the Deferred Obligation) is repaid, Aetna shall have no obligation to make any Additional Loan Advances and there shall be no further disbursements to MTP-South Tower in connection therewith pursuant to Section 7.2.1.8.

               4.2.7 Aetna also agrees to reasonably cooperate to accommodate the reasonable requests of the first lien lender in connection with amendments to the Amended Loan Documents and agreements subordinating the liens thereof to the liens of the instruments and agreements evidencing and securing the first lien loan.

               4.2.8 The economic terms of the new first lien loan to which any Deferred Obligation is to be subordinated (the "NEW LOAN") shall be subject to the prior approval of Aetna, in its reasonable discretion (as such standard is provided for in Section 5.4), unless the following conditions are satisfied, in which event Aetna will be deemed to have approved such economic terms (and any amendment of such economic terms shall similarly remain subject to the prior approval of Aetna, in its reasonable discretion):

                    4.2.8.1 the maturity date of the New Loan must be not less than five years;

                    4.2.8.2 the interest rate of the New Loan must be a market rate of interest, taking into account points and fees;

                    4.2.8.3 the New Loan must be non-amortizing or have an amortization schedule of not less than 25 years (level payment), with no additional principal payments required before maturity;

                    4.2.8.4 no kicker, participating or other contingent interest must be due or payable under the New Loan prior to the repayment in full of the Deferred Obligation;

                    4.2.8.5 if the lender with respect to the New Loan requires reserves for capital expenditures to be funded or maintained out of disbursements from Operating Receipts, then (i) the maximum amount of such capital reserve must not exceed $3,000,000 (in addition to a working capital reserve of not more than $250,000 and any reserve for Project property taxes and/or insurance premiums), and after the Refinancing Date the Project Reserve Maximum Balance shall be reduced by the amount of the required balance in such capital reserve (so that the aggregate amount of both (in addition to a working capital reserve not to exceed $250,000 and a reserve for Project property taxes and insurance) does not exceed the sum of $3,000,000), and (ii) Aetna must have a lien on such reserve subordinate only to any lien thereon securing the New Loan (such reserve meeting the foregoing conditions is herein referred to as a "QUALIFIED RESERVE");

                    4.2.8.6 if in addition to any Qualified Reserve, the lender with respect to the New Loan requires any amounts be set-aside from the proceeds of the New Loan, then (i) such set-asides must be used to fund a Qualified Reserve or be held to fund Project costs (including capital costs, operating expenses and debt service) over a period not to exceed three years (and Aetna will not unreasonably withhold its approval of a longer period), (ii) any amounts released from such set-asides not used for such purposes must be included in Operating Receipts for disbursement in accordance with this Agreement, and (iii) Aetna must have a lien on any such set-aside funds subordinate only to any liens thereon securing the New Loan (such set-asides meeting the foregoing conditions are herein referred to as "QUALIFIED SET-ASIDES"); and

                    4.2.8.7 if the proceeds of the New Loan are to be disbursed in installments, then the net proceeds of any such future advances, to the extent not applied to Project operating or capital costs or held in a Qualified Set-Aside for such Project costs, must be applied to the Deferred Obligation when received by MTP-South Tower.

               4.2.9 The obligation of Aetna to commit to such subordination and deferral of unpaid Participation Interest shall be subject to the following conditions:

                    4.2.9.1 the Loan and all other obligations of MTP-South Tower to Aetna (other than Participation Interest) must have been repaid in full;

                    4.2.9.2 to the extent that the net proceeds of the New Loan (after payment of reasonable and customary closing costs (including, without limitation, reasonable attorneys fees, points, swap costs, and title insurance premiums) and funding any Qualified Reserves and Qualified Set-Asides required by the first lien lender) plus all amounts in the Project Reserve (but excluding amounts in the Tax and Insurance Escrow, the Deposit Account or the Operating Account) exceed the amount required to satisfy such other Loan obligations to Aetna, the excess amount must have been applied to pay Participation Interest;

                    4.2.9.3 amendments to the Amended Loan Documents, and agreements subordinating the liens thereof to the instruments and agreements securing the New Loan, must be acceptable to Aetna, in its reasonable discretion;

                    4.2.9.4 the economic terms of the New Loan must have been approved, or deemed approved, by Aetna as provided for in
Section 4.2.8;

                    4.2.9.5 the first lien lender must have consented to all documents and the transactions provided for therein;

                    4.2.9.6 the closing of such transactions must occur on or before September 1, 2003, the scheduled maturity date of the Loan (subject to any extension of that date by written express amendment of the Amended Loan Documents);

                    4.2.9.7 all instruments and agreements must be duly executed and delivered by all parties;

                    4.2.9.8 Aetna must receive opinions of counsel to MTP-South Tower as Aetna may reasonably request;

                    4.2.9.9 Aetna must have received an endorsement to its title insurance policy, confirming the second lien priority of the instruments and agreements evidencing and securing the Deferred Obligation; and

                    4.2.9.10 MTP-South Tower must reimburse all of Aetna's reasonable costs and expenses in connection with negotiating, documenting and closing the transactions provided for in this Section 4.2 (including, without limitation, reasonable attorneys' fees and costs).

         4.3 RIGHT OF FIRST OFFER. In connection with any sale or other disposition of the Project by MTP-South Tower, MTP-South Tower must comply with the terms of this Section 4.3. If MTP-South Tower desires to sell or otherwise dispose of the Project, then MTP-South Tower must offer to sell the Project to Aetna, which offer shall be in writing (the "OFFER") and shall specify the purchase price and any other material economic terms upon which MTP-South Tower would be willing to sell the Project; without limiting the foregoing: (i) unless otherwise specified in the Offer, the Project shall include the Excluded Assets provided for herein, and (ii) the Offer must specify the terms of any post-closing property management contract with MTP-Development or any other affiliate of MTP-South Tower (as used herein, an "AFFILIATE" of MTP-South Tower means any person or entity which is controlled by, controls or is under common control with MTP-South Tower or any of the Equity Owners of MTP-South Tower) -- absent such specification, there shall be no such affiliate contract.

               4.3.1 If Aetna accepts such Offer in writing within thirty (30) days following its receipt, or accepts any Revised Offer (as defined below) within seven (7) business days following its receipt, MTP-South Tower and Aetna shall proceed in good faith to document and close such sale as soon as possible, in accordance with such Offer or Revised Offer, as applicable, and at such closing, the Project shall be sold to Aetna or its nominee subject to the matured Loan, i.e., all accrued unpaid Fixed Rate Interest, the entire principal balance, any Yield Maintenance Payment associated therewith, Participation Interest (except on Early Repayment), and all other amounts payable under the Amended Loan Documents shall be deducted in the determination of the portion of the purchase payable to MTP-South Tower at the closing of such sale of the Project to Aetna or its nominee. The amount of Participation Interest, if any, shall be calculated in the same manner as provided for in Section 4.6 below (i.e., based on (i) the purchase price, plus (ii) amounts in the Deposit Account, in the Project Reserve and in the Tax and Insurance Escrow, plus
(iii) all cash and other assets of MTP-South Tower other than the Excluded Assets), except that no closing costs shall be payable at such closing or deductible in such calculation of Participation Interest then due. At such closing, property taxes, operating expenses and current rents shall be prorated. Aetna and MTP-South Tower shall be obligated to close such sale within thirty (30) days following the date Aetna accepts the applicable Offer or Revised Offer, and in such event, solely for the purpose of determining whether or not any Yield Maintenance Payment or Participation Interest is then due, provided MTP-South Tower diligently proceeds to close such sale to Aetna, such sale shall be deemed to have occurred on the date Aetna accepts the Offer or Revised Offer, as applicable.

               4.3.2 If Aetna declines or fails to accept an Offer within such thirty (30) day period, or if Aetna declines or fails to accept a Revised Offer within the seven business day period provided for below, then MTP-South Tower shall have the right at any time during the following nine months to close the sale of the Project in an Arms-Length Sale (as provided for in Section 4.4 below) provided that the purchase price and other material economic terms of such sale are no more favorable to the buyer than the purchase price and other material economic terms declined or so deemed declined by Aetna, and in such event Aetna shall have no approval rights with respect to such Arms-Length Sale (provided that the other "arms-length" requirements of Section 4.4 are satisfied); provided, however:

                    4.3.2.1 that at any time during such nine month period following Aetna's rejection or deemed rejection of an Offer, MTP-South Tower shall have the right to submit a revised offer to Aetna (a "REVISED OFFER"), which Aetna must accept, if at all, within seven (7) business days following its receipt;

                    4.3.2.2  that Aetna's failure to accept any such
Offer or Revised Offer from MTP-South Tower shall not affect the right of Aetna to approve or reject any sale or other disposition of the Project which is not an Arms-Length Sale in accordance with Section 4.5 (including, without limitation, Aetna's rights in connection with certain transactions in accordance with Paragraph 17 of the Note); and

                    4.3.2.3 that the references herein to MTP-South Tower's rights within the nine month period described shall not be construed to extend the date of Maturity of the Loan.

         4.4   ARMS-LENGTH SALE OF PROJECT.  In the event of an
Arms-Length Sale (as defined below) the Loan shall be due and payable and, except in the case of Early Repayment (when no Participation Interest is due hereunder), the amount of Participation Interest related to the value of the Project shall be determined with reference to the amount of the net proceeds of such sale, as provided for in Section 4.5 (in all other cases, the amount of Participation Interest attributable to the value of the Project shall be determined by appraisal, as more particularly provided for in Section 2.2.2.1 and in the Allonge). As used herein, a sale of the Project shall constitute an "ARMS-LENGTH SALE" only if:

               4.4.1 the purchase price and the other material economic terms of such sale are no more favorable to the buyer than those contained in an Offer or any Revised Offer made by MTP-South Tower to Aetna in accordance with Section 4.3, which Offer and any Revised Offer have been declined by Aetna (or been deemed to have been declined by Aetna in accordance with Section 4.3.2) within nine months preceding the date of closing of such sale;

               4.4.2 following such sale, if MTP-Development or any other affiliate of MTP-South Tower is to continue to manage the Project, the management fee payable to such affiliated entity is not more than the management fee now payable by MTP-South Tower to MTP-Development, i.e., 2-1/2% of Project revenues;

               4.4.3 if following such sale MTP-Development or any other affiliate of MTP-South Tower is to continue to provide leasing agent services at the Project, the leasing commissions payable to such entity are not more than the leasing commissions payable to MTP-Development under its contract with MTP-South Tower as of the date of this Agreement; and

               4.4.4 all other aspects of such sale are with unaffiliated entities, including but not limited to any sales commissions payable in connection with such sale, and none of MTP-South Tower or any of the Equity Owners of MTP-South Tower or any affiliate of any of them retains or receives any direct or indirect interest in the buyer or in the Project following such sale.

Notwithstanding any other provision of this Agreement, MTP-South Tower shall not be required to obtain the consent of Aetna to an Arms-Length Sale of the Project.

         4.5 PROCEEDS OF SALE OF PROJECT. In the event of any sale or other disposition of the Project, whether or not same qualifies as an Arms-Length Sale hereunder (this Section, however, shall not be deemed to be a consent to any transfer other than in accordance with Section 5.1 hereof), upon such sale or other disposition ("SALE"):

               4.5.1 The Loan and all other obligations of MTP-South Tower to Aetna under the Amended Loan Documents shall be immediately due and payable, and all of such obligations must be paid to Aetna regardless of the amount of the net proceeds of such sale (except in the case of Participation Interest payable in connection with an Arms-Length Sale, as provided for in Section 4.6 below).

               4.5.2 As provided for in Section 6.2 below, all such proceeds received by MTP-South Tower from any sale shall constitute "Capital Receipts" and must be immediately deposited in Aetna's Deposit Account upon receipt by MTP-South Tower. In addition, upon a sale of the Project, Agent shall consolidate into the Deposit Account all remaining Funds (as defined in Section 6.3.1 below) in the Project Reserve and (to the extent not required to pay or provide for then-accrued property taxes on the Project) in the Tax and Insurance Escrow. From such Funds:

                    4.5.2.1 Agent shall make the payments required under this Agreement to Aetna for all accrued unpaid Fixed Rate Interest, the entire outstanding principal balance of the Loan plus any Yield Maintenance Payment payable in connection with such prepayment, and any other amounts due Aetna under the Amended Loan Documents (other than Participation Interest, which shall be disbursed in accordance with Section 4.5.2.3 below);

                    4.5.2.2 following Aetna's reasonable approval of such costs and in accordance with a disbursement schedule proposed by MTP-South Tower and reasonably approved by Aetna in connection with such sale, Agent shall disburse such Funds from the Deposit Account to MTP-South Tower in installments as required, after taking into account the amounts available in MTP-South Tower's Operating Account (as defined in the Lockbox Agreement) and all other assets (not including the Excluded Assets) of MTP-South Tower, to permit MTP-South Tower (i) to create reasonable reserves for any post-closing obligations of MTP-South Tower in connection with such sale, and (ii) to pay approved commissions, fees and other Capital Transaction Costs in connection with such sale, any outstanding Approved Operating Costs, and other approved costs as necessary in connection with the liquidation of MTP-South Tower (to the extent that closing costs are paid by an escrow agent or other third party from funds not delivered to MTP-South Tower, the provisions of this Section 4.5.2.2 applicable to disbursement to MTP-South Tower of amounts to pay such costs do not apply, and Aetna shall permit such payments or disbursements by an escrow agent or other third party, as provided for in Section 4.1.2.1); and

                    4.5.2.3 from the remaining Funds, after payment or provision for the disbursements and payments described above, simultaneously:

                          4.5.2.3.1  if such sale closes after the
Permitted Prepayment Period (as defined in Section 3.1 above), i.e., such sale does not result in Early Repayment, Agent shall cause Aetna to be paid Participation Interest either (i) in accordance with Section 4.6 below, if such sale constitutes an Arms-Length Sale, or (ii) if not, in accordance with the provisions of Section 2.2.2.1 and the Allonge; and

                          4.5.2.3.2  any remaining Funds shall be
released by Agent to MTP-South Tower.

         4.6 PARTICIPATION INTEREST ON ARMS-LENGTH SALE. The amount of Participation Interest due and payable upon an Arms-Length Sale shall be determined as follows (unless such Arms-Length Sale closes on or before the expiration of the Permitted Prepayment Period and results in Early Repayment, as provided for in Section 3.1 above, in which event the provisions of this Section 4.6 shall not apply):

               4.6.1 To the extent, if any, that (a) the aggregate amount of (i) net proceeds from such Arms-Length Sale, after payment of the reasonable and customary costs associated with such sale (if the Arms-Length Sale requires MTP-South Tower to fund post-closing obligations, e.g., an income guaranty or a reserve for capital costs, then the deductible costs associated with such sale shall include the cost to fund appropriate reserves for such post-closing obligations of MTP-South Tower to the buyer in connection with such sale), as reasonably approved by Aetna, plus (ii) all amounts in the Deposit Account, in the Project Reserve and (to the extent not required to pay or provide for then-accrued property taxes on the Project) in the Tax and Insurance Escrow, plus (iii) all cash and other assets of MTP-South Tower (other than the Excluded Assets), exceeds (b) the sum of (i) the amount required to pay or provide for all approved costs to satisfy obligations of MTP-South Tower to persons other than Aetna (as such costs are provided for in Section 4.5.2.2 above), plus
(ii) the outstanding Loan obligations (other than Participation Interest but including, without limitation, accrued Fixed Rate Interest, the unpaid principal balance of the Loan and any Yield Maintenance Payment in connection therewith) then due and payable to Aetna in accordance with
Section 4.5.1, then an amount equal to fifty percent (50%) of any excess shall be due and owing to Aetna as Participation Interest on the Loan (and an equal amount shall be retained by or disbursed, pari passu, to MTP-South Tower); provided, however that the amount payable to Aetna as Participation Interest shall not exceed the Maximum Participation Interest Amount, as provided for in Section 2.2.2.1 above and in the Allonge (and after the payment of such Maximum Participation Interest Amount to Aetna, any excess shall be retained by or disbursed to MTP-South Tower).

               4.6.2If reserves are created for post-closing obligations of MTP-South Tower to the buyer in connection with such sale, as provided for above, then following such closing Aetna shall be entitled to receive 50% of any amounts released from such reserves to the extent not used for the purpose for which such funds were reserved, and at the closing of such sale Aetna and MTP-South Tower shall enter into an agreement providing for the obligation of MTP-South Tower to so share any such excess reserves upon the release thereof pursuant to the applicable contract with the new owner of the Project. If a third party holds and disburses such reserves, that entity must be a party to such agreement between Aetna and MTP-South Tower; if not, then such reserves shall be disbursed out of Aetna's Deposit Account subject to reasonable approval rights of Aetna and MTP-South Tower to be set forth in their agreement. Aetna shall have the right to require such agreement in connection with the release of its liens upon the closing of such Arms-Length Sale.

               4.6.3 To the extent that MTP-South Tower then has non-cash assets (other than the Excluded Assets) not sold as part of the Project (e.g., without limitation, a right of MTP-South Tower to receive a property tax refund, or a contingent right of MTP-South Tower to receive any remaining unused balance of reserves created in connection with a sale, including any interest earned thereon), there shall be an equitable disbursement or allocation of such non-cash assets in accordance with the foregoing, in a manner reasonably approved by Aetna. For example, assuming Aetna is entitled to Participation Interest upon such sale (in accordance with Section 4.6.1 above), then either, at the election of Aetna:

                    4.6.3.1 such non-cash assets may be retained by MTP-South Tower and the amount of Participation Interest paid in cash to Aetna shall be increased to reflect the fair market present value of such retained non-cash assets, or

                    4.6.3.2  an undivided 50% interest in any such
non-cash assets may be assigned to Aetna, as Aetna's Participation Interest with respect to such non-cash assets.


   5.    APPROVAL RIGHTS OF AETNA.

         5.1 APPROVAL OF TRANSFERS AND ADDITIONAL DEBT. In addition to the approval rights of Aetna in connection with leases and other agreements pursuant to Section 5.3 and the other approval rights of Aetna provided for herein, MTP-South Tower hereby agrees that Aetna's prior written approval shall be required for:

               5.1.1  any financing or refinancing of the Project, except
(i) upon repayment in full of the Loan, including but not limited to any and all Participation Interest then accrued and any Yield Maintenance Payment (in which event Aetna shall have no approval rights with respect to such financing or refinancing), or (ii) upon repayment in full of the Loan except for the creation of a Deferred Obligation in lieu of cash payment of Participation Interest, as provided for in Section 4.2 in connection with repayment of the Loan upon a refinancing (for which Aetna's approval rights will be limited as provided for therein);

               5.1.2 any other indebtedness of MTP-South Tower (excluding trade payables and other obligations entered into in the ordinary course of business);

               5.1.3 any sale, conveyance, transfer or other disposition of the Project or any part thereof or any interest therein, except in connection with a sale, conveyance, transfer or other disposition of the entire Project if both (i) MTP-South Tower has complied with the provisions of Section 4.3 (right of first offer) in connection therewith, and (ii) the entire Loan, including principal, accrued Fixed Rate Interest, any Yield Maintenance Payment and any Participation Interest is paid in full in accordance with this Agreement upon the closing of such sale, conveyance, transfer or other disposition of the Project, in which event the approval of Aetna shall not be required; and

               5.1.4 certain transfers or changes with respect to equity interests in MTP-South Tower described in Paragraph 17 of the Note.

Any approval required to be obtained from Aetna hereunder may be withheld in the reasonable discretion of Aetna (as such standard is provided for in Section 5.4) and shall not be unreasonably delayed, except: (i) if such matters are entered into upon Early Repayment, in which event Aetna shall have no approval rights, and (ii) in the event MTP-South Tower is in Default under the Amended Loan Documents, in which event such approval may be withheld or denied in the sole discretion of Aetna.

         5.2   APPROVAL OF OPERATING AND CAPITAL BUDGETS.

               5.2.1APPROVED OPERATING COSTS.  As provided for in
Section 6 of the Lockbox Agreement, as supplemented by Section 7.2.1.4 below, any operating costs and expenses of the Project are subject to the prior reasonable approval of Aetna (unless an Event of Default exists, in which event such approval shall be subject to Aetna's sole discretion), and that upon such approval, such costs and expenses shall constitute "Approved Operating Costs" for purposes of the Lockbox Agreement and this Agreement.
Section 6 of the Lockbox Agreement provides for submission of monthly schedules of operating costs and expenses to Aetna for such approval. Following the Effective Date, in addition to the procedures provided for in
Section 6 of the Lockbox Agreement, MTP-South Tower shall have the right to submit to Aetna for approval a reasonably detailed written proposed operating budget (in form and detail reasonably acceptable to Aetna) of anticipated operating monthly costs and expenses for each calendar year or portion thereof following the Effective Date. Upon written approval of any such annual operating budget by Aetna, which approval shall not be unreasonably withheld or delayed (unless an Event of Default exists, in which event such approval shall be subject to Aetna's sole discretion), such operating budget shall constitute an "APPROVED OPERATING BUDGET" and the costs and expenses shown thereon shall constitute "Approved Operating Costs" for the applicable period for all purposes of this Agreement and the Lockbox Agreement. Aetna shall respond to any such proposed operating budget within thirty (30) days. If Aetna disapproves such a proposed operating budget, Aetna shall specify the items that it disapproves so that MTP-South Tower can submit a revised proposed operating budget that meets the requirements of Aetna. Aetna and MTP-South Tower shall use best efforts to reach agreement on a revised operating budget within thirty days. Provided that MTP-South Tower has submitted a proposed operating budget to Aetna at least thirty (30) days prior to the beginning of any calendar year, if same has not been approved by Aetna, the prior Approved Operating Budget shall remain in effect during the first month of the following calendar year. MTP-South Tower shall have the right to obtain disbursements for Approved Operating Costs in accordance with an Approved Operating Budget without further approval of Aetna (in accordance with disbursement requests to Agent as provided for in the Lockbox Agreement). MTP-South Tower, shall, however, provide Aetna, on request or otherwise at least annually, with a comparison of actual expenditures to date to the Approved Operating Budget for such expenditures. MTP-South Tower shall obtain Aetna's prior written approval of any expenditure for Operating Costs which exceeds by more than 5% the budgeted amount therefor (on a line item basis) in an Approved Operating Budget.

               5.2.2APPROVED CAPITAL COSTS.

                    5.2.2.1     APPROVAL.  The amounts of all
expenditures by MTP-South Tower (i) for leasing commissions, tenant improvement costs and allowances and other closing costs in connection with the execution and delivery of any lease at the Project or the build-out of space in connection with any such lease, and (ii) for all other capital improvements at the Project (except repairs and restoration funded from insurance proceeds or other Capital Receipts in accordance with this Agreement and the other Amended Loan Documents), shall be subject to the prior written approval of Aetna, which approval shall not be unreasonably withheld or delayed; provided, however, that Aetna, in its sole discretion, shall have the right (in addition to all its other rights in accordance with this Agreement and the other Amended Loan Documents) to withhold or deny such approval, or to rescind any approval previously granted (to the extent (i) amounts to pay such costs have not been disbursed in accordance with Section 7.3.1.4 below, (ii) such costs have not been incurred by MTP-South Tower, or (iii) such expenditures have not been committed by MTP-South Tower in binding written agreements):

                          5.2.2.1.1  in Aetna's sole discretion at any
time a Default (as defined in Section 8.14.1) exists under the Amended Loan Documents (whether or not an Event of Default has occurred); and

                          5.2.2.1.2  in Aetna's reasonable discretion at
any time after September 1, 2002, regardless of whether or not MTP-South Tower is then in default.

Any such approval by Aetna may be in the form of approval of a budget or schedule for such capital costs (including the leasing guidelines provided for in Section 5.3), approval of a lease which provides for such expenditures (including but not limited to execution of a subordination, non-disturbance and attornment agreement with respect to a lease, which shall constitute approval of such lease and the capital expenditures provided for therein). Upon such approval by Aetna, until and unless such approval is rescinded in accordance with the foregoing, such amounts shall constitute "APPROVED CAPITAL COSTS" for purposes of this Agreement.

                    5.2.2.2 DISBURSEMENT. Approved Capital Costs shall be subject to such disbursement conditions and requirements as Aetna may reasonably establish, including, without limitation, requirements for documentation of expenditures, rights of inspection, requirements for tenant estoppel certificates, and requirements for lien waivers.

         5.3   APPROVAL OF LEASES AND OTHER AGREEMENTS.

               5.3.1 In addition to the approval rights of Aetna in connection with transfers and additional debt pursuant to Section 5.1 and the other approval rights of Aetna provided for herein, from and after the Effective Date, the terms and conditions of the following, to the extent entered into after the Effective Date, shall be subject to the prior written approval of Aetna:

                    5.3.1.1 all leases at the Project, and any work letters, subordination, non-disturbance and attornment agreements, and other contracts or agreements associated therewith, involving (initially or with expansion options) either (i) more than the area of a full floor, or
(ii) occupancy of any space then leased to IBM, other than IBM subleases (collectively, "MAJOR LEASES");

                    5.3.1.2 the principal economic terms of all leases and concession agreements at the Project other than Major Leases, pursuant to a term sheet, in form reasonably acceptable to Aetna, to be delivered to Aetna in connection with any such proposed lease or concession agreement;

                    5.3.1.3 any contract or agreement of MTP-South Tower with an affiliate of MTP-South Tower or of any Equity Owner of MTP-South Tower;

                    5.3.1.4 any material contract or agreement of MTP-South Tower, involving either (i) a term of more than one year, unless cancelable at any time without penalty on not more than 30 days' notice, or
(ii), unless such expenditure has previously been approved by Aetna (in a budget or otherwise), the expenditure by MTP-South Tower of more than $100,000 for a single item or contract;

                    5.3.1.5 any material amendment, modification, or supplement of any of the foregoing, or any replacement of any of the foregoing; and

                    5.3.1.6  any termination, or acceptance of a
cancellation or termination, of any of the foregoing or of any such lease, contract or agreement entered into prior to the Effective Date, other than an acceptance of a cancellation or termination by the other party thereto in accordance with the terms of such instrument.

               5.3.2 In addition to and without limiting the requirement for an acknowledgment agreement in connection with any Major Lease in the Project in accordance with Section 8.2 below, Aetna's approval with respect to the matters described in Section 5.3.1 above shall not be unreasonably withheld (and, at the request of MTP-South Tower, Aetna shall not unreasonably withhold advance approval of annual schedules of minimum acceptable economic terms for leases at the Project); provided, however, that Aetna shall have the right to withhold or deny such approval (whether or not any schedule of minimum acceptable terms has previously been approved by Aetna):

                    5.3.2.1 in Aetna's sole discretion, at any time a Default exists under the Amended Loan Documents (whether or not an Event of Default has occurred); and

                    5.3.2.2 in Aetna's reasonable discretion, at any time after September 1, 2002, regardless of whether or not MTP-South Tower is then in default.

In connection with the foregoing, approval of a lease by Aetna (including execution of a subordination, nondisturbance and attornment agreement by Aetna for a lease) shall constitute Aetna's approval of the capital expenditures provided for therein.

         5.4 AETNA'S DISCRETION. Except as otherwise provided herein (e.g., for matters subject to Aetna's "reasonable discretion"), each and every decision, election, determination, estimate, request, consent, approval or similar matter to be made or given by Aetna from time-to-time pursuant to or in connection with this Agreement shall, unless and until a Default (as defined in Section 8.14.1) exists, be made or given by Aetna acting reasonably, and shall not be unreasonably withheld, conditioned, denied or delayed, but upon and during the existence of a Default, such decision, election, determination, estimate, request, requirement, consent, approval or similar matter shall be made using Aetna's sole and absolute discretion. For purposes of this Agreement, any approval or consent subject to Aetna's "REASONABLE DISCRETION" may be denied or withheld by Aetna, acting reasonably, based in whole or in part on the effect (or Aetna's reasonable belief as to the effect) of such matter on the repayment of the Loan or the value of Aetna's collateral; provided, however, that upon and during the existence of a Default, any such approval or consent shall be made using Aetna's sole and absolute discretion. Any consent or approval granted by Aetna under this Agreement or the other Amended Loan Documents shall not constitute a waiver of the requirement for consent or approval for subsequent matters requiring Aetna's consent or approval. In addition, no waiver by Aetna of any condition to any obligation of Aetna hereunder shall constitute a waiver of the requirement that such condition be satisfied in connection with subsequent performance by Aetna. Aetna further agrees that for purposes of exercising Aetna's reasonable approval pursuant to Section 5.2 and Section 5.3, the standard of operation, maintenance and repair of the Project shall remain consistent with such standards in effect as of the date of this Agreement.


   6.    LOCKBOX AGREEMENT.

         6.1 LOCKBOX AGREEMENT TO REMAIN IN EFFECT. The Lockbox Agreement and all obligations of MTP-South Tower thereunder, as same are supplemented and modified by the terms of this Agreement (including but not limited to the provisions of Section 11.8 of this Agreement), shall remain in full force and effect following the Effective Date until the Loan and all other obligations of MTP-South Tower to Aetna under the Amended Loan Documents (including but not limited to the Deferred Obligation provided for in Section 4.2) are paid in full.

         6.2 GROSS RECEIPTS IN DEPOSIT ACCOUNT. Without limiting the generality of Section 6.1, MTP-South Tower acknowledges and agrees that all "GROSS RECEIPTS" (as defined in the Lockbox Agreement) must continue to be immediately deposited into Aetna's Deposit Account established pursuant to the Lockbox Agreement, and that the direct and indirect Equity Owners of MTP-South Tower shall be and remain personally obligated to Aetna in connection with such matters to the extent provided for in Section 2(g) of the Lockbox Agreement, subject to the provisions of Section 11.8. For purposes of this Agreement, Gross Receipts shall consist of either:

               6.2.1"OPERATING RECEIPTS," including (i) all cash revenues and receipts from the operation or leasing of the Project, including rent receipts and all other revenues from operation of the Project, interest income, amounts released from reserves (including the Project Reserve and the Tax and Insurance Escrow) not used for the purpose of such reserves, property tax refunds, forfeited tenant security deposits, and lease termination payments, and (ii) any Excluded Asset Proceeds, as provided for in Section 8.12.3; or

               6.2.2"CAPITAL RECEIPTS," including all Gross Receipts other than Operating Receipts, including but not limited to the proceeds of capital events with respect to MTP-South Tower or the Project, such as financing proceeds, sale proceeds, and insurance proceeds.

         6.3   APPLICATION OF LOCKBOX AGREEMENT TO PROJECT RESERVE.

               6.3.1FUNDS. For purposes of this Agreement, and for purposes of the Lockbox Agreement from and after the Effective Date, "FUNDS" shall mean all funds from time-to-time held in the Deposit Account, the Tax and Insurance Escrow Account and the Project Reserve.

               6.3.2AUTHORITY OF AGENT. Agent shall have the same power and authority with respect to the Project Reserve as is granted or reserved under the Lockbox Agreement as the power and authority of Agent with respect to the Deposit Account and the Tax and Insurance Escrow.

               6.3.3LIMITATION OF RIGHTS OF MTP-SOUTH TOWER.

                    6.3.3.1  The provisions of Section 2(c) of the
Lockbox Agreement, which prior to the Effective Date have applied to the Deposit Account, the Tax and Insurance Escrow and Funds on deposit in either, are hereby supplemented and amended to also include the Project Reserve and Funds on deposit therein, and as so supplemented and amended is restated as follows:

                    (c) Until the Loan and all other sums due and owing to Aetna have been paid in full, MTP-South Tower also agrees that MTP-South Tower shall not, and shall have no right to, amend, terminate or modify in any way the agreement(s) with Bank of America pertaining to the Project Reserve, to the Tax and Insurance Escrow Account, or to the Deposit Account or the Lockbox arrangements applicable thereto. Only persons designated by Aetna, in its discretion, shall have the authority to make withdrawals or disbursements from the Project Reserve, the Deposit Account and the Tax and Insurance Escrow Account, and MTP-South Tower shall have no right to withdraw or otherwise transfer Funds from the Project Reserve, the Deposit Account or the Tax and Insurance Escrow Account, to close the Project Reserve, the Deposit Account or the Tax and Insurance Escrow Account, or to otherwise modify or exercise any authority over the Project Reserve, the Deposit Account, the Tax and Insurance Escrow Account or any Funds on deposit in any of them.

The foregoing shall not limit the obligation of Aetna to cause Agent to make the disbursements provided for in Section 7.1, Section 7.2 and
Section 7.3 in accordance with the terms and conditions of this Agreement.

                    6.3.3.2 The provisions of Section 2(g) of the Lockbox Agreement shall continue to apply to Section 2 of the Lockbox Agreement, including but not limited to said Section 2(c) as amended by
Section 6.3.3.1.

               6.3.4PROJECT RESERVE SECURITY AGREEMENT AND REMEDIES. In addition to the provisions of Section 10 of the Lockbox Agreement, which shall continue to apply with respect to the Deposit Account and the Tax and Insurance Escrow, MTP-South Tower and Aetna agree as provided for in this
Section 6.3.4 with respect to the Project Reserve.

                    6.3.4.1  To the extent MTP-South Tower has any
interest in the Project Reserve or Funds on deposit therein, MTP-South Tower hereby pledges to Aetna, and grants to Aetna a security interest in, the Project Reserve and such Funds, as additional security for the Loan and for the obligations of MTP-South Tower under this Agreement and the other Amended Loan Documents. In addition to Aetna's other rights and remedies under this Agreement, the other Amended Loan Documents and applicable law, MTP-South Tower hereby grants Aetna all rights and remedies relating to the Project Reserve and the Funds on deposit therein of a secured party under the Uniform Commercial Code of the California. The foregoing grant of a security interest is not intended to derogate from the parties' intent that the Project Reserve and all Funds on deposit therein are and shall be the sole property of Aetna but, rather, is intended to protect Aetna's interest in the Project Reserve and such Funds in the event that a court, contrary to the parties' intent, determines that MTP-South Tower has a legal or equitable interest therein.

                    6.3.4.2 Concurrently with the execution and delivery of this Agreement MTP-South Tower and Aetna shall jointly notify Bank of America confirming Aetna's security interest in the Project Reserve and all Funds on deposit therein, as provided for herein.

         6.4   AFFIRMATION OF AETNA'S RIGHTS IN FUNDS.

               6.4.1Aetna hereby confirms the designation and appointment of Agent as Aetna's bailee for purposes of taking possession of the Funds, and as Aetna's agent for purposes of controlling the disbursement of the Funds, as security for the Loan and for the obligations of MTP-South Tower under the Amended Loan Documents and for purposes of effectuating Aetna's rights and remedies relating to the Funds. MTP-South Tower hereby confirms MTP-South Tower's irrevocable consent and agreement to such appointment and to Agent's actions that may be taken in that capacity in accordance with the terms of this Agreement and the Lockbox Agreement.

               6.4.2 Without limiting the rights of Aetna pursuant to the other provisions of this Agreement, the Lockbox Agreement or the other Amended Loan Documents, Aetna may, at, or at any time after, the occurrence of an Event of Default, in addition to exercising any or all of its other rights and remedies under the Amended Loan Documents, direct Agent, in writing, to pay over to Aetna all or any part of the Funds specified by Aetna in such written direction, without demand or notice to MTP-South Tower. Promptly after receiving such written direction, Agent shall pay over to Aetna all of the Funds or the part thereof specified in such written direction, as the case may be. Aetna may, at its option, without demand or notice, (i) setoff or recoup or otherwise apply all or any part of the Funds so received by Aetna against all or any part of the Loan (whether matured or unmatured), in such order and priority as Aetna may determine, or (ii) apply all or any part of the Funds so received by Aetna to satisfy any of the other obligations of MTP-South Tower under the Amended Loan Documents.

               6.4.3 No application of all or any part of the Funds pursuant to this Agreement, the Lockbox Agreement or the other Amended Loan Documents shall in any way release, satisfy or discharge any of the unpaid Loan or other obligations of MTP-South Tower to Aetna, except to the extent applied to the Loan or such other obligations by Aetna pursuant to this Agreement or the other Amended Loan Documents. No delay or omission of Aetna to exercise any of its rights or remedies shall waive, exhaust or impair any of Aetna's rights or remedies under the Amended Loan Documents. Notwithstanding any such delay or omission, Aetna thereafter shall have the right, from time-to-time and as often as Aetna deems advisable, to exercise any of its rights or remedies.


   7.    PROJECT COSTS.

         7.1 GENERALLY. Subject to the provisions of Section 6.4.2, following the Effective Date, disbursements for costs associated with the Project shall be made in accordance with the following referenced provisions:

               7.1.1CONTINUING OPERATING COSTS. Each month, from Operating Receipts (as defined in Section 6.2.1) on deposit in the Deposit Account, Agent shall make disbursements for Approved Operating Costs, for funding the Tax and Insurance Escrow, for Fixed Rate Interest, for funding the Project Reserve, for disbursements to MTP-South Tower in connection with Additional Loan Advance Repayments and Excluded Asset Proceeds, and for principal payments on the Loan, all in accordance with Section 7.2.1 below.

               7.1.2CAPITAL COSTS. As required, from amounts on deposit in the Project Reserve, Agent shall make disbursements for Approved Capital Costs in accordance with Section 7.3.

               7.1.3PROJECT TAXES AND INSURANCE. As required, from amounts on deposit in the Tax and Insurance Escrow, Agent shall make disbursements for property taxes and insurance premiums for the Project in accordance with the Lockbox Agreement.

               7.1.4CAPITAL TRANSACTION COSTS. Upon the receipt of any Capital Receipts, from such sum (which is required to be deposited in the Deposit Account in accordance with this Agreement), Agent shall make disbursements for Capital Transaction Costs (as defined in Section 4.1.1 above and including, without limitation, commissions, fees and other transaction costs) associated with such Capital Receipts which MTP-South Tower is required to bear (i.e., excluding costs paid or to be paid by escrow agents or other third parties from amounts not delivered to MTP-South Tower as Capital Receipts) and shall disburse the balance of such sum for application to the outstanding principal balance of the Loan, and any Yield Maintenance Payment associated therewith, and (on a pari passu basis with disbursements to MTP-South Tower) any Participation Interest, all as provided for in Section 4.5.2 above, with respect to Capital Receipts arising out of a sale of the Project, or Section 4.1.2 above, with respect to any other Capital Receipts.

         7.2   DISBURSEMENTS FROM DEPOSIT ACCOUNT.  The provisions of
Section 5(a) of the Lockbox Agreement are hereby replaced by the following provisions of this Section 7.2.

               7.2.1MONTHLY DISBURSEMENT OF OPERATING RECEIPTS. Until the Loan and all other sums due and owing to Aetna have been paid in full, and subject to the provisions of Section 6.4.2 above, on the first business day of each calendar month (the "DISBURSEMENT DATE") Agent (i) shall withdraw all good, collected funds held in the Deposit Account other than Capital Receipts (i.e., all Operating Receipts and the proceeds of any Additional Loan Advance funded into the Deposit Account, as provided for in
Section 7.4.5), and (ii) shall withdraw any balance in the Project Reserve in excess of the Project Reserve Maximum Balance (as provided for in Section 1.9.3), whereupon Agent shall remit, pay and disburse such amount in the order of priority set forth below in this Section 7.2.1; provided, however, that in the event that such amount on any Disbursement Date is less than the amount required to make all of the disbursements provided for in Section 7.2.1.1 through Section 7.2.1.6 below on such Disbursement Date, then prior to making such disbursements, Agent shall withdraw the amount of such deficiency from the Project Reserve to the Deposit Account and shall include such sum in the following disbursements:

                    7.2.1.1 first, on the Disbursement Date of each calendar month or at such other time as Aetna may request, to Aetna to pay any amounts due and payable by MTP-South Tower to Aetna under the Amended Loan Documents other than principal and interest on the Loan;

                    7.2.1.2 next, on the Disbursement Date of any month if there are Excluded Asset Proceeds in the Deposit Account and MTP-South Tower has requested such disbursement by not less than ten business days prior written notice to Aetna indicating the nature and amount of such Excluded Asset Proceeds, the amount of such Excluded Asset Proceeds, to MTP-South Tower;

                    7.2.1.3 next, on the Disbursement Date of each calendar month, to Agent to pay all fees and expenses of Agent (which expenses may include, without limitation, the charges of the depository bank or banks in which the Deposit Account, the Project Reserve and the Tax and Insurance Reserve are maintained);

                    7.2.1.4 next, on the Disbursement Date of each calendar month, to MTP-South Tower, for deposit into MTP-South Tower's Operating Account (as defined in the Lockbox Agreement), an amount equal to the amount of any "APPROVED OPERATING COSTS" (as defined in the Lockbox Agreement, except that following the Effective Date, Approved Operating Costs shall also exclude Approved Capital Costs, as defined in Section 7.3 below) for such calendar month in accordance with the notice of approval thereof received by Agent from Aetna under Section 6 of the Lockbox Agreement or in accordance with a budget previously approved by Aetna in accordance with Section 5.2.1 of this Agreement (if such an approved budget exists) -- all such amounts disbursed to MTP-South Tower under this
Section 7.2.1.4 shall be used by MTP-South Tower solely to pay Approved Operating Costs incurred or to be incurred in the operation of the Project, only in accordance with the approved budget therefor pursuant to Section 6 of the Lockbox Agreement or Section 5.2.1 of this Agreement, and in accordance with MTP-South Tower's usual custom and practice for such operating costs, and any excess of such disbursement over the amount of such Approved Operating Costs actually paid by MTP-South Tower shall be credited against (and reduce) the amount of the disbursement to MTP-South Tower under this Section 7.2.1.4 for the next calendar month;

                    7.2.1.5 next, on the Disbursement Date of each calendar month, to Agent, for deposit into the Tax and Insurance Escrow Account, the sum of $267,865.54 per month (an amount equal to $158,988.21 per month with respect to property taxes and $108,877.33 per month for insurance), or such other amount as determined in accordance with
Section 1(d) of the Lockbox Agreement;

                    7.2.1.6 next, to Aetna, on the Disbursement Date of each calendar month, an amount equal to accrued unpaid Fixed Rate Interest on the Loan;

                    7.2.1.7 next, on the Disbursement Date of each calendar month, to Agent, if the balance in the Project Reserve is then less than the Project Reserve Maximum Balance (as defined and provided for in Section 1.9.3), for deposit into the Project Reserve to the extent required to cause the balance in the Project Reserve to equal the Project Reserve Maximum Balance;

                    7.2.1.8  next, for Disbursement Dates after
January 1, 1997, there shall be a disbursement to MTP-South Tower pursuant to this Section 7.2.1.8 if and only if each of the following conditions has been satisfied on such Disbursement Date:

                          (1) MTP-South Tower must have made one or more
Additional Loan Advance Repayments following the Effective Date, and the aggregate amount of all such Additional Loan Advance Repayments must exceed the aggregate amount of all prior disbursements to MTP-South Tower since the Effective Date pursuant to this Section 7.2.1.8 (the amount of such excess on any Disbursement Date is referred to below as the "NET REPAYMENT AMOUNT");

                          (2) the outstanding principal balance of the
Loan immediately preceding any such disbursement pursuant to this
Section 7.2.1.8 must equal or be less than the applicable required Maximum Principal Balance for the immediately following Loan Year as provided for in Section 3.4.1 and the schedule attached as Exhibit A (e.g., on July 1, 1998, to satisfy this condition the outstanding principal balance must be not more than the Maximum Principal Balance required on September 1, 1998 and applicable to the Loan Year ending August 31, 1999);

                          (3) the balance in the Project Reserve,
following the disbursement provided for in Section 7.2.1.7 above on such Disbursement Date, must equal the Project Reserve Maximum Balance; and

                          (4) no Default must then exist by MTP-South
Tower under the Amended Loan Documents;

         if each of such conditions is satisfied, then on such Disbursement Date, from any excess amount of Operating Receipts, an amount shall be disbursed to MTP-South Tower up to the Net Repayment Amount on such Disbursement Date; provided, however, that the right to receive any disbursement pursuant to this Section 7.2.1.8 shall terminate on the earliest of (i) the Maturity of the Loan, (ii) September 1, 2003, or
(iii) the date any Deferred Obligation is created pursuant to Section 4.2 (an example of the operation of Section 3.4.1 and this Section 7.2.1.8 is attached hereto as Exhibit C);

                    7.2.1.9 next, to Aetna, on the Disbursement Date of each calendar month, the entire remaining amount, if any, of such Operating Receipts after the disbursements provided for above in this Section 7.2.1, to be applied to payment of the unpaid balance of the Extension Fee provided for in Section 2.1 above, until such Extension Fee has been paid in full; and

                    7.2.1.10 last, to Aetna, on the Disbursement Date of each calendar month, the entire remaining amount, if any, of such Operating Receipts after the disbursements provided for above in this Section 7.2.1, to be applied to reduction of the outstanding principal balance of the Loan.

   Such priority of disbursements from Aetna's Deposit Account shall not, however, be construed as limiting the obligation of MTP-South Tower to pay when due any Fixed Rate Interest or other obligation, whether or not there are sufficient funds for such purpose disbursed in accordance with the foregoing, except for the disbursements provided for in Section 7.2.1.7 through Section 7.2.1.10, which shall each be made only to the extent of any remaining Funds on each Disbursement Date after making the disbursements provided for in the respective preceding provisions of this
Section 7.2.1.

               7.2.2DISBURSEMENT OF CAPITAL RECEIPTS. Subject to the provisions of Section 6.4.2, Capital Receipts shall be paid and disbursed from the Deposit Account in accordance with Section 4.1.2 or Section 4.5.2 of this Agreement, as applicable.

         7.3   DISBURSEMENT OF PROJECT RESERVE FOR APPROVED CAPITAL COSTS.


               7.3.1DISBURSEMENT PROCEDURES. Subject to the provisions of Section 6.4.2, amounts required to pay Approved Capital Costs (as defined and provided for in Section 5.2.2.1) shall be disbursed from the Project Reserve in accordance with the terms of this Section 7.3.1.

                    7.3.1.1 Such disbursements shall be made only for capital costs which have been approved by Aetna as Approved Capital Costs in accordance with Section 5.2.2.1.

                    7.3.1.2 MTP-South Tower shall have the right to request disbursements from the Project Reserve for payment of then-due Approved Capital Costs not more than once each month (on a date which may be different from the Disbursement Date for Approved Operating Costs), on not less than ten days notice to Agent and Aetna, pursuant to a disbursement request (in form reasonably acceptable to Aetna) showing the total amount requested and an itemized list of the Approved Capital Costs incurred which are to be paid by MTP-South Tower from such disbursement, accompanied by copies of invoices and other documentation (including, without limitation, appropriate lien waivers) reasonably acceptable to Aetna. Subject to compliance with the other requirements of this Agreement, Aetna shall cause Agent to make each disbursement for Approved Capital Costs in accordance with each such disbursement request within ten days.

                    7.3.1.3 Each request for such disbursement shall constitute the certification by MTP-South Tower that such costs have been incurred and are Approved Capital Costs in accordance with this Agreement, which certification shall be subject to the provisions of Section 11.8 below limiting the liability of MTP-South Tower and the Equity Owners of MTP-South Tower.

                    7.3.1.4 Each such disbursement by Agent from the Project Reserve for one or more items which constitute currently-due Approved Capital Costs shall be made as a single disbursement to MTP-South Tower, for MTP-South Tower to use to pay such Approved Capital Costs.

                    7.3.1.5  Except as provided for above, such
disbursements by Agent from the Project Reserve shall be in accordance with the terms, conditions and procedures set forth in this Agreement.

               7.3.2PAYMENT OF APPROVED CAPITAL COSTS. MTP-South Tower shall cause all amounts of such disbursements from the Project Reserve to be applied promptly to the payment of Approved Capital Costs, in full conformity with the applicable requirements of any contractual obligations of MTP-South Tower. Any portion of any such disbursement not so applied to an Approved Capital Cost within thirty (30) days shall be immediately returned by MTP-South Tower to Agent, for re-deposit in the Project Reserve. If MTP-South Tower fails to return any such amount, then in addition to the other rights and remedies of Aetna under the Amended Loan Documents, such sum may be offset against any other amounts to be disbursed to MTP-South Tower pursuant to this Agreement.

               7.3.3RESPONSIBILITY. MTP-South Tower shall be solely responsible for incurring and paying all Approved Capital Costs in accordance with the terms of this Agreement. Neither this Agreement nor any approval of an Approved Capital Cost or a disbursement by Aetna or Agent shall be construed to impose on Aetna or Agent any responsibility or liability in connection with any Approved Capital Costs or any other cost or expense in connection with the Project, and MTP-South Tower shall indemnify, defend and hold Aetna and Agent harmless from and against any liability, claim, obligation, cost or expense (including, without limitation, reasonable attorneys' fees) in connection therewith, which indemnification covenant shall be subject to the provisions of Section 11.8 below limiting the liability of MTP-South Tower and the Equity Owners of MTP-South Tower.

         7.4   ADDITIONAL LOAN ADVANCES.

               7.4.1COMMITMENT. During the period between the Effective Date and August 31, 2003, to the extent that at any time and from time to time the balance of Operating Receipts in the Deposit Account plus the balance available in the Project Reserve is insufficient to allow MTP-South Tower pay currently due Approved Operating Costs (including the maintenance of $250,000 of working capital in MTP-South Tower's Operating Account as provided for in the Lockbox Agreement), accrued Fixed Rate Interest on the Loan and Approved Capital Costs, then subject to satisfaction of the conditions set forth in Section 7.4.3 below, Aetna shall advance the amount of such deficiency to MTP-South Tower under the Loan (an "ADDITIONAL LOAN ADVANCE") in accordance with the terms of this Agreement.

               7.4.2DRAW REQUEST. MTP-South Tower shall have the right to request Additional Loan Advances not more than once each month (on a date which may be different from the Disbursement Date for Approved Operating Costs), on not less than twenty-one (21) days' prior notice to Aetna and Agent, pursuant to a draw request (in form reasonably acceptable to Aetna) showing the amount of Funds available in the Deposit Account and the Project Reserve and the total amount of Approved Operating Costs, Fixed Rate Interest and Approved Capital Costs to be paid from such Funds and the Additional Loan Advance.

               7.4.3CONDITIONS. The obligation of Aetna to make any Additional Loan Advance shall be subject to satisfaction of each of the following conditions:

                    7.4.3.1 INADEQUATE FUNDS FOR CURRENT APPROVED OBLIGATIONS. At the time of the funding of any such Additional Loan Advance, the aggregate balance of Funds in the Project Reserve, in the Deposit Account and in MTP-South Tower's Operating Account must be less than the amount required to satisfy current obligations (due not more than thirty (30) days following the date of such Additional Loan Advance) of MTP-South Tower for Approved Operating Costs, accrued Fixed Rate Interest on the Loan and Approved Capital Costs. The amount of such Additional Loan Advance shall not exceed the amount of such deficiency. Any such Approved Operating Costs and Approved Capital Costs must have been approved (or deemed approved) by Aetna in accordance with the terms of this Agreement and the Lockbox Agreement.

                    7.4.3.2 ABSENCE OF DEFAULT. No Default shall have occurred and be continuing under the Amended Loan Documents.

                    7.4.3.3 TITLE INSURANCE. The title insurance received by Aetna on the Effective Date contains an endorsement insuring the first lien priority of up to $100 million of any Additional Loan Advances made by Aetna pursuant to this Agreement. To the extent said limit is ever exceeded, then as a condition to any further Additional Loan Advances, Aetna shall have received, on the date of such Additional Loan Advance, an endorsement to its title insurance policy insuring that the Amended Loan Documents secure the entire amount of such Additional Loan Advance, with no loss of priority. MTP-South Tower shall pay all premiums and costs in connection therewith, as Approved Operating Costs hereunder. If required by the title insurance company in connection with such endorsement, MTP-South Tower shall execute, acknowledge and deliver an amendment to the Deed of Trust (in form prepared by Aetna and reasonably approved by MTP-South Tower) confirming such priority, and MTP-South Tower shall bear all costs of preparation and recording of any such instrument.

                    7.4.3.4     LIMITATION ON AMOUNT.  Aetna shall only
be required to make any such Additional Loan Advance to MTP-South Tower if and to the extent that the outstanding principal balance of the Loan on the date of such Additional Loan Advance is and would remain (after such principal balance increases by the amount of the Additional Loan Advance) less than the applicable Maximum Principal Balance for such Loan Year as provided for in Section 3.4.1 and the schedule attached hereto as Exhibit A.

               7.4.4LIMITATION. Notwithstanding any other provision of this Agreement, Aetna shall have no obligation to fund any Additional Loan
Advance:

                    7.4.4.1 at any time after August 31, 2003, whether or not a default exists under the Amended Loan Documents;

                    7.4.4.2 at any time a Default has occurred and is continuing under the Amended Loan Documents, whether or not same constitutes an Event of Default;

                    7.4.4.3 at any time following the repayment in full of the Loan; or

                    7.4.4.4 at any time following the date any Deferred Obligation is created pursuant to Section 4.2.

               7.4.5ADVANCE BY AETNA.  Aetna shall fund any Additional
Loan Advance into the Deposit Account or the Project Reserve, and upon such funding the entire amount of the Additional Loan Advance shall be added to the outstanding principal balance of the Loan, shall bear Fixed Rate Interest due and payable each month following such disbursement, and shall be, without further act, evidenced and secured by the Amended Loan Documents. Such amounts shall thereafter be disbursed by Agent from the Deposit Account or the Project Reserve, as applicable, in accordance with the terms and conditions of Section 7.2.1 or Section 7.3.1, respectively.


   8.    ADDITIONAL COVENANTS.

         8.1   NO EQUITY DISTRIBUTIONS.

               8.1.1RESTRICTION. The provisions for a disbursement to MTP-South Tower of the sum of $100,000 per month for distribution to the Equity Owners of MTP-South Tower provided for in the Lockbox Agreement shall terminate from and after the Effective Date. MTP-South Tower represents and warrants to Aetna that (i) since December 1, 1994, there have been no Equity Distributions (as defined below) except as permitted and provided for in the Lockbox Agreement, and (ii) that there has been no Equity Distribution by MTP-South Tower since May 18, 1995. MTP-South Tower covenants and agrees that until the Loan and all other obligations of MTP-South Tower to Aetna under the Amended Loan Documents have been paid in full, MTP-South Tower shall not make any Equity Distributions. As used herein, "EQUITY DISTRIBUTION" means any distribution of MTP-South Tower assets to any Equity Owner of MTP-South Tower, whether or not such a distribution is permitted under the terms of MTP-South Tower's partnership agreement or limited liability company operating agreement, as applicable, including but not limited to (i) repayment of any loans made by Equity Owners to MTP-South Tower, (ii) return of or return on capital contributions, (iii) distributions upon termination, liquidation or dissolution of MTP-South Tower, or (iv) any development, property management, accounting or other fees payable to an Equity Owner (unless any such fee is in accordance with the existing "Property Management Contract" described in the Property Manager's Agreement or is otherwise expressly included as an Approved Operating Cost approved by Aetna in accordance with the Lockbox Agreement); provided, however, that Equity Distributions shall exclude distributions by MTP-South Tower to its Equity Owners of any amount disbursed to MTP-South Tower after the Effective Date pursuant to the provisions of (a) Section 7.2.1.2 (distribution of any Excluded Asset Proceeds), or (b) Section 3.4.3 and Section 7.2.1.8 (disbursements in connection with Additional Loan Advance Repayments). In the event that MTP-South Tower or its successors or assigns is or becomes a limited liability company, a partnership, a corporation or any other form of entity, the foregoing provisions applicable to Equity Owners shall apply equally to the members, partners, shareholders or other beneficial owners of any such new entity and to the agreements providing for the organization thereof; provided, however, that any such change in structure shall require the prior written consent of Aetna.

               8.1.2LIABILITY OF EQUITY OWNERS. In the event of any breach by MTP-South Tower of its covenants, agreements, representations or warranties set forth in Section 8.1.1, the amount of any Equity Distribution made in violation of the provisions of Section 8.1.1 shall be immediately returned and deposited into Aetna's Deposit Account, and notwithstanding any provision of the Amended Loan Documents to the contrary, the direct and indirect Equity Owners of MTP-South Tower (but not (i) JMB Realty Corporation, or (ii) any shareholder of the indirect Equity Owners of MTP-South Tower) shall be personally liable to Aetna for the obligation to so deposit such amount, but such obligation of the Equity Owners shall be subject to the provisions of Section 11.8 and the provisions of the Acknowledgment and Agreement appended to this Agreement.

         8.2 MAJOR LEASE ACKNOWLEDGMENT AGREEMENTS. Without limiting Aetna's approval rights under Section 5.3, simultaneously with the execution of any Major Lease at the Project, MTP-South Tower shall execute and deliver to Aetna an acknowledgment agreement for the benefit of Aetna, in form reasonably acceptable to Aetna (and similar to the existing acknowledgment agreements executed by MTP-South Tower and IBM in connection with the Los Angeles Unified School District and Finova Capital Corporation leases), providing for the following:

               8.2.1 confirmation of MTP-South Tower's assignment to Aetna of all leases at the Project including the subject lease;

               8.2.2 confirmation that MTP-South Tower has directed the tenant to pay all rents and other amounts payable under the subject lease to Aetna's Deposit Account established pursuant to the Lockbox Agreement and this Agreement;

               8.2.3 estoppel certifications by MTP-South Tower with respect to the subject lease;

               8.2.4 the agreement of MTP-South Tower to promptly give Aetna copies of all notices which MTP-South Tower is required to give or may give the tenant under the subject lease;

               8.2.5 the agreement of MTP-South Tower to not, without the prior written consent of Aetna, amend, modify, supplement, replace or terminate the subject lease, or, except in accordance with the terms of such lease, accept a cancellation or termination of the subject lease;

               8.2.6 confirmation by MTP-South Tower of all closing costs in connection with the execution and delivery of the subject lease and the build-out of space for such tenant (including, without limitation, all allowances, commissions, and legal fees and expenses) -- the amount of such closing costs shall be subject to the approval of Aetna as Approved Capital Costs in accordance with Section 5.2.2.1 and subject to disbursement and payment in accordance with Section 7.3;

               8.2.7 confirmation by MTP-South Tower of all amounts payable to affiliates of MTP-South Tower or its Equity Owners as commissions or other closing costs in connection with such lease;

               8.2.8 confirming the agreement of MTP-South Tower to reimburse all of Aetna's reasonable costs and expenses in connection with such lease (and MTP-South Tower hereby agrees that MTP-South Tower shall promptly reimburse all of Aetna's reasonable costs and expenses (including but not limited to legal fees and expenses) in connection with any lease or proposed lease, whether or not a proposed lease is executed and whether or not a proposed lease is approved by Aetna) -- all such reimbursable costs and expenses shall constitute Approved Operating Costs hereunder;

               8.2.9 if such space is being terminated from the IBM lease at the Project, IBM shall join in the execution and delivery of such acknowledgment agreement for the benefit of Aetna, to confirm the status of the IBM lease, to confirm the amount of closing costs being paid by IBM, to confirm the amount and terms of any subsidy or other payments by IBM to MTP-South Tower, to confirm any arrangement for IBM to finance any portion of closing costs being borne by MTP-South Tower and such other matters as Aetna may request from IBM; and

               8.2.10 such additional matters as Aetna may reasonably request.

The requirement that MTP-South Tower deliver acknowledgment agreements only in connection with Major Leases shall not be construed to relieve MTP-South Tower of its obligations under this Agreement and the other Amended Loan Documents in connection with such leases which are not Major Leases.

         8.3   AFFILIATE COMMISSIONS.

               8.3.1 The provisions of that letter agreement Re: Leasing Commissions dated March 21, 1995, among Aetna, MTP-South Tower LP, IBM and MTP-Development, providing for certain restrictions on leasing commissions payable to MTP-Development or other affiliates of MTP-South Tower or its Equity Owners, shall terminate on the Effective Date.

               8.3.2 With the consent of Aetna, prior to the Effective Date not more than 50% of certain commissions otherwise due have been paid to MTP-Development in connection with The Los Angeles Unified School District lease, the Finova Capital Corporation lease, and The Boston Consulting Group lease, as provided for in the acknowledgment agreements executed in connection with each such lease, pursuant to which the balance of such commissions were to be neither due nor payable until and unless the Loan and all other obligations of MTP-South Tower have been paid in full. As provided for in Section 1.8.2 above, Aetna has waived such restrictions and permitted such payment on the Effective Date, and Aetna hereby agrees that such restrictions shall not apply in connection with such commissions payable to MTP-Development or other affiliates of MTP-South Tower in connection with leases executed after the Effective Date in accordance with the terms and conditions of this Agreement.

               8.3.3 None of Aetna, any entity which acquires title to the Project upon foreclosure, deed in lieu or other realization under the Aetna Loan Documents, or their respective successors and assigns shall have any liability or obligation to pay any portion of any commissions to MTP-Development, or to any other entity affiliated with MTP-South Tower or any of its Equity Owners, in connection with the Project or any lease of premises therein.

         8.4 WELLS FARGO CENTER AGREEMENTS. MTP-South Tower shall promptly and fully perform all of its obligations under the Center Acknowledgment Agreement described in Recital I.(5) above, and under the "Project Agreements" provided for therein.

         8.5   PROJECT MANAGEMENT AND LEASING CONTRACTS.

               8.5.1PROJECT MANAGER'S AGREEMENT. As of even date herewith MTP-Development and MTP-South Tower have entered into the Property Manager's Agreement for the benefit of Aetna. MTP-South Tower agrees to promptly and fully perform its obligations under the Property Manager's Agreement, and to cause MTP-Development to promptly and fully perform its obligations thereunder. Without limiting the generality of the foregoing, MTP-South Tower shall be obligated to enforce the provisions of Sections 4 and 5 of the Property Manager's Agreement for the benefit of Aetna upon the occurrence of the events provided for therein.

               8.5.2TERMINATION OF MTP-DEVELOPMENT PROPERTY MANAGEMENT CONTRACT. MTP-South Tower hereby agrees that MTP-Development's property management contract for the Project shall terminate in the event that MTP-Development or any successor firm is no longer controlled by, and at least 50% beneficially owned by, one or more of the existing officers and employees of such firm or its general partner, or their successors in such organization, i.e., in the event of a sale or other transfer of the business or equity interests therein, unless one or more of the officers and employees prior to such sale or other transfer continue to control such organization and beneficially own at least one-half of the equity interests therein following such sale or other transfer.

               8.5.3ENFORCEMENT. MTP-South Tower shall cause MTP-Development or any other property management firm for the Project to promptly and fully perform its obligations under the applicable property management contract with MTP-South Tower in accordance with its terms (including, without limitation, the existing property management contract with MTP-Development described in the Property Manager's Agreement). MTP-South Tower also shall cause MTP-Development or any other leasing agent for the Project to promptly and fully perform its obligations under the applicable leasing services agreement with MTP-South Tower in accordance with its terms (including, without limitation, the existing agreement with MTP-Development described in the Property Manager's Agreement).

               \1996REPLACEMENT. In the event that any property management contract or leasing services agreement for the Project expires or is terminated (including, but not limited to the existing property management agreement between MTP-South Tower LP and MTP-Development), then:

                    8.5.4.1 MTP-South Tower shall promptly hire an unaffiliated experienced and reputable property management firm to manage the Project or leasing agent to lease the Project, as the case may be; and

                    8.5.4.2 such new Project property manager or leasing agent and property management contract or leasing services agreement shall be subject to the prior written approval of Aetna, which approval shall not be unreasonably withheld, conditioned or delayed.

         8.6   FINANCIAL REPORTS.

               8.6.1 Within one hundred twenty (120) days following the end of each calendar year, MTP-South Tower shall provide Aetna with annual audited financial statements of MTP-South Tower, including a balance sheet, an income statement, a reconciliation of limited liability company capital accounts and, if applicable, income accounts, and such other statements as may be reasonably required by Aetna, prepared in accordance with GAAP (defined below) consistently applied and certified as true and complete without qualification by the independent public accountants for MTP-South Tower. As used herein, "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

               8.6.2 Within forty-five (45) days following the end of each calendar quarter, MTP-South Tower shall deliver to Aetna the following, certified as true and complete by an Equity Owner of MTP-South Tower (which certification shall be subject to the provisions of Section 11.8): (a) a rent roll for the Project, and (b) a quarterly financial report on the Project, showing monthly and quarterly cash flow during such quarter and including a Project balance sheet, income statement and such other information as Aetna may reasonably require, all in form and substance reasonably satisfactory to Aetna.

               8.6.3 In addition to the financial statements and reports which MTP-South Tower is required to provide pursuant to the preceding provisions of this Section 8.6, MTP-South Tower shall promptly furnish to Aetna from time-to-time such other information regarding the financial condition of MTP-South Tower or the Project as Aetna may reasonably request.

         8.7 RIGHT TO INSPECT. Aetna and its accountants and consultants shall have the right at any time and from time-to-time, to inspect, review, audit and copy any and all books and records of MTP-South Tower, including books and records related to the Project in the possession of any manager or agent. Such records may include, without limitation, all leases and other contracts and agreements.

         8.8 ACCESS TO PROJECT AND DISSEMINATION OF INFORMATION. MTP-South Tower hereby authorizes Aetna, any participant in the Loan, any prospective participant, assignee or bidder at any foreclosure sale and their respective officers, directors, employees, agents and independent contractors to enter upon all or any portion of the Project at any time and from time-to-time (including following the occurrence of a default) for the purpose of conducting such tests, inspections, inquiries, examinations, studies, analyses, samples, surveys and other information-gathering activities (collectively, "TESTS AND STUDIES") with respect to the Project as any of them may from time-to-time deem necessary or appropriate, including Tests and Studies with respect to the structural integrity of improvements, the presence of hazardous substances in or around the Project, and the occurrence of any hazardous substances activity; provided, however, that unless a Default then exists or Aetna has reason to believe that a problem exists in connection with any of the foregoing matters, such Tests and Studies shall not include drilling, boring or similar physical invasion of the improvements at the Project. Aetna agrees that any such entry shall be on reasonable notice to MTP-South Tower and shall be made without unreasonable interference with the rights of tenants or the operation of the Project. MTP-South Tower hereby covenants and agrees to cooperate fully with such persons in their efforts to conduct Tests and Studies, and further covenants and agrees to make available to such persons such portions of the Project and the other collateral as any of them may designate. The results of all Test and Studies shall be and at all times remain the property of such persons, and under no circumstances shall any such person have any obligation whatsoever to disclose or otherwise make available to MTP-South Tower or any other person such results or any other information obtained by them in connection with such Tests and Studies. Notwithstanding the foregoing provisions of this Section 8.8, Aetna hereby reserves the right, and MTP-South Tower hereby expressly authorizes Aetna, to make available to any person (including any governmental agency or authority and any prospective participant, assignee or bidder at any foreclosure sale of the Project) any and all information which Aetna may have with respect to the Project, whether provided by MTP-South Tower or any other person or obtained as a result of Tests and Studies (including environmental reports, surveys and engineering reports); provided, however, that any such disclosure to any governmental agency or authority shall only be to the extent required by applicable law. MTP-South Tower consents to Aetna notifying any person (either as a part of a Notice of Sale or otherwise) of the availability of any or all of the Tests and Studies, any environmental reports and the information contained therein. MTP-South Tower acknowledges that Aetna cannot control or otherwise assure the truthfulness or accuracy of the Tests and Studies or any environmental reports, and that the release of the Tests and Studies or any environmental reports, or any information contained therein, to prospective bidders at any foreclosure sale of the Project may have a material and adverse effect upon the amount which a person may bid at such sale. MTP-South Tower agrees that Aetna shall have no liability whatsoever as a result of delivering any or all of the Tests and Studies and any environmental reports or any information contained therein to any person permitted hereby, and MTP-South Tower hereby releases, remises and forever discharges Aetna from any and all claims, damages or causes of action arising out of, connected with or incidental to the Tests and Studies, any environmental reports or the delivery thereof as permitted herein; provided, however, that Aetna shall be and remain responsible for claims, damages or causes of action arising out of any physical damage to property or injury to persons which occurs at the Project in the course of any such tests, inspections or other activities conducted by Aetna or at Aetna's request pursuant to this
Section 8.8.

         :\J   FURTHER ASSURANCES.  MTP-South Tower shall cooperate with
Aetna and shall execute and deliver, or cause to be executed and delivered, all financing statements, payment notices and other documents and instruments, and shall take all such other action as Aetna may reasonably request from time-to-time in order to accomplish and satisfy the provisions and purposes of this Agreement and the other Amended Loan Documents, provided same do not adversely modify the rights or obligations of MTP-South Tower under the Amended Loan Documents.

         8.10 NOTICE OF LITIGATION, ETC. Promptly upon receiving notice thereof, MTP-South Tower shall give, or cause to be given, prompt written notice to Aetna of:

               8.10.1 any action or proceeding instituted by or against MTP-South Tower in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) in any Federal or state court or before any commission or other regulatory body, Federal, state or local, foreign or domestic; or

               8.10.2 any such proceedings that are threatened against MTP-South Tower which, if adversely determined, could have a material and adverse effect upon the business, operations, property, assets, management, nature of ownership or condition (financial or otherwise) or which would constitute a breach or default under any of the Amended Loan Documents or any other contract, instrument or agreement to which MTP-South Tower is a party or by or to which MTP-South Tower or any of its assets may be bound or subject; or

               8.10.3 any other actions, proceedings or notices materially and adversely affecting the Project (or any portion thereof) or Aetna's interest therein.

         8.11 LIENS. MTP-South Tower hereby confirms and agrees that pursuant to the Loan Documents and the Amended Loan Documents Aetna has and shall continue to hold first priority perfected liens on the Project and all other property of MTP-South Tower, real and personal, tangible and intangible, other than the Excluded Assets provided for in Section 8.12.1 and the proceeds from the Excluded Assets. On the Effective Date and at any time and from time-to-time thereafter, MTP-South Tower shall promptly execute, acknowledge and deliver any instrument Aetna may reasonably request in order to evidence, confirm or perfect any such lien. Until the Loan and all other obligations of MTP-South Tower under the Amended Loan Documents have been fully satisfied, MTP-South Tower shall not create, permit or suffer to exist any other lien or encumbrance on the Project or on any other asset or property of MTP-South Tower.

         8.12  EXCLUDED ASSETS.

               8.12.1 WORKS OF ART. The works of art described on the schedule attached hereto as Exhibit B and incorporated herein by reference are owned by MTP-South Tower, but are not encumbered by Aetna's liens. If any of the works of art described on Exhibit B are removed from the Project, then:

                    8.12.1.1 MTP-South Tower shall promptly and fully restore the portions of the Project where such work of art has been removed; and

                    8.12.1.2  in the event that the Community
Redevelopment Agency of The City of Los Angeles or other applicable governmental agency requires that such works of art be replaced, then MTP-South Tower shall be obligated to obtain such replacements acceptable to such agency.

The costs of any such restoration and replacements shall be borne and paid by MTP-South Tower solely either (i) from any proceeds of the disposition of such scheduled works of art, or (ii) from equity contributions by one or more Equity Owners of MTP-South Tower; the Equity Owners of MTP-South Tower other than Carlyle Real Estate Limited Partnership XIV and Carlyle Real Estate Limited Partnership XV shall be personally liable for any failure of MTP-South Tower to comply with the foregoing, and such liability shall be subject to the provisions of Section 11.8 and the provisions of the Acknowledgment and Agreement appended to this Agreement. All such scheduled works of art and such replacements thereof shall constitute "EXCLUDED ASSETS" for purposes of this Agreement; provided, however, that any works of art acquired after the Effective Date using funds from Gross Receipts shall not constitute Excluded Assets and shall be encumbered by the liens of the Amended Loan Documents.

               8.12.2 EXCESS PARKING RIGHTS. Prior to foreclosure or other realization on the collateral encumbered by the Amended Loan Documents, or acceptance of a deed or assignment in lieu thereof, MTP-South Tower shall continue to have a right to transfer, by recorded covenants burdening the Project, free of any security interest under the Amended Loan Documents, the right to include parking capacity contained in the Project in excess of applicable Los Angeles Municipal Code requirements for the Project in the capacity considered in determining whether other property has adequate parking capacity. Subject to the right of Aetna to reasonably verify that such excess required parking capacity exists, Aetna shall join in the execution and acknowledgment of any such covenant to evidence the subordination of the Amended Loan Documents thereto.

               8.12.3 EXCLUDED ASSET PROCEEDS. Any proceeds realized by MTP-South Tower from (i) the disposition of works of art which constitute Excluded Assets in accordance with Section 8.12.1, or (ii) the sale of excess parking rights in accordance with Section 8.12.2 (collectively, "EXCLUDED ASSET PROCEEDS") shall, however, continue to be included in Gross Receipts and must be deposited in the Deposit Account, but such amounts shall be disbursed to MTP-South Tower in accordance with
Section 7.2.1.2.

         8.13 SECURITY. The obligations of MTP-South Tower to Aetna under this Agreement, under the Lockbox Agreement as supplemented and modified hereby, under the Amended Note, and under the Environmental Indemnity Agreement shall be secured by the Amended Loan Documents, and any failure of MTP-South Tower to perform its obligations hereunder or under the Amended Note or the Environmental Indemnity Agreement shall permit Aetna to exercise any of its rights and remedies provided for in the Amended Loan Documents.

         8.14  DEFAULT;  EVENT OF DEFAULT.

               8.14.1 DEFAULT. As used herein in connection with certain rights of Aetna under this Agreement, "DEFAULT" means either:

                    8.14.1.1  the occurrence and continuance of a
monetary breach or default by MTP-South Tower under this Agreement or any of the Amended Loan Documents, following notice thereof to MTP-South Tower but regardless of the expiration of any applicable cure period with respect to such breach or default; or

                    8.14.1.2 the occurrence and continuance of any other breach or default by MTP-South Tower under this Agreement or any of the Amended Loan Documents, following notice thereof to MTP-South Tower and, if there exists any cure period applicable to such default, the expiration of such cure period.

The foregoing shall not limit any right that MTP-South Tower has under the Amended Loan Documents or at law to cure any breach or default, within applicable cure periods or otherwise, subject, however, to Aetna's right to exercise its rights or remedies under this Agreement or the applicable Amended Loan Documents or as otherwise permitted by law.

               8.14.2 EVENT OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT" under this Agreement and under each of the Amended Loan Documents:

                    8.14.2.1 if MTP-South Tower fails to comply with any of the terms and conditions of this Agreement and such failure has not been cured within five (5) business days following written notice from Aetna; provided, however, that in the case of the failure to perform any non-monetary obligation which cannot reasonably be cured within said five
(5) business day period, the failure to perform any such nonmonetary obligation shall not constitute an Event of Default unless MTP-South Tower fails to commence such cure within said five (5) business day period or thereafter fails to proceed with diligence to cure such nonmonetary breach within a reasonable period; or

                    8.14.2.2 if MTP-South Tower fails to comply with any of the terms and conditions of any other instrument or agreement delivered to Aetna in connection with the Project (including, without limitation, the Acknowledgement Agreements previously executed by MTP-South Tower in connection with The Los Angeles Unified School District Lease, the Finova Capital Corporation Lease and The Boston Consulting Group Lease, and the Center Acknowledgement Agreement), and such failure has not been cured within the applicable cure period, if any, under such other instrument or agreement; or

                    8.14.2.3 if an Event of Default, as defined in any of the other Amended Loan Documents, occurs and is continuing.

Upon the occurrence of an Event of Default, Aetna shall be entitled to exercise any and all rights and remedies available to Aetna under this Agreement or the other Amended Loan Documents, at law, or in equity, including but not limited to the right to accelerate the maturity of the Loan upon an Event of Default (and upon such acceleration, all amounts due at Maturity in accordance with Section 3.2 above, including but not limited to any Yield Maintenance Payment and Participation Interest, shall be immediately due and payable in full).

               8.14.3 Subject to the disclaimers set forth in the last paragraph of Section 1.1 above in the event the Effective Date does not occur for any reason, Aetna acknowledges and confirms, as of the date of this Agreement, that Aetna has no actual knowledge of the existence of any defaults, any state of fact that with notice or the passage of time would constitute a default, or any breach of any representation, by MTP-South Tower under the Amended Loan Documents. As used in this
Section 8.14.3, the term "actual knowledge" shall mean the actual conscious knowledge of employees of Aetna, without independent investigation or review of Aetna's files.


   9.    CLOSING MATTERS.

         9.1 REPRESENTATIONS AND WARRANTIES. As a material inducement to Aetna to enter into this Agreement, MTP-South Tower hereby represents and warrants to Aetna as follows:

9.1Default under the Amended Loan Documents, or any condition or event which with notice or the lapse of time or both, would constitute an Event of Default thereunder; MTP-South Tower has no rights of offset, defenses, counterclaims, claims, or objections against Aetna with respect to the Loan, the Amended Note, the Project, or any of the Amended Loan Documents, or alternatively, if any and all such rights of offset, defenses, counterclaims, claims, or objections of any nature whatsoever which MTP-South Tower may have or claim, whether known or unknown, exist, such claims are hereby expressly and irrevocably waived and released;

               9.1.2 that the certified statement delivered by MTP-South Tower in accordance with Section 9.2 below is true, complete and correct;

               9.1.3 that the liens of Aetna under the Amended Loan Documents on the property of MTP-South Tower described therein are valid, perfected, binding and enforceable first liens on such property and that there exist no other liens on any such property, other than liens for property taxes not yet due and payable or other inchoate liens, and any other liens shown on the title insurance policy or endorsement delivered to Aetna at Closing in accordance with this Agreement;

               9.1.4 that MTP-South Tower and its Equity Owners have obtained all consents and permissions related to the transactions herein contemplated and required to be obtained by MTP-South Tower or such Equity Owners under any covenant, agreement, encumbrance, law or regulation;

               9.1.5 that MTP-South Tower has the capacity and authority to enter into this Agreement and nothing prohibits or restricts the right or ability of MTP-South Tower to enter into this Agreement; and

               9.1.6 that, without limiting the generality of the foregoing, any necessary consent by any of the Equity Owners of MTP-South Tower to the transactions provided for herein has been duly obtained.

The liability of MTP-South Tower and its Equity Owners in connection with such representations and warranties shall be subject to the provisions of
Section 11.8.

         9.2 CERTIFIED STATEMENT. As of the date of this Agreement, MTP-South Tower shall execute a certified statement for the benefit of Aetna, reflecting:

               9.2.1 the rent roll for the Project, which shall include the names of all tenants, a description of all leases and amendments, rent, notice addresses, any outstanding landlord obligations, a statement of whether any such defaults or disputes exist thereunder; and

               9.2.2 a statement reflecting the extent of trade payables of MTP-South Tower, real estate taxes on the Project (and the status of the appeal thereof), leasing commissions due, if any and any other material obligations of MTP-South Tower.

Such certified statement shall constitute representations and warranties of MTP-South Tower, but the provisions of Section 11.8 shall apply to the liability of MTP-South Tower and the Equity Owners of MTP-South Tower in connection with any breach thereof or misrepresentation therein. Such certified statement shall be transmitted to Chicago Title pursuant to the Recording Instructions, for delivery to Aetna on the Effective Date.

         9.3 TITLE INSURANCE. On the Effective Date, the Amendment to Security Documents shall be recorded in the Official Records of Los Angeles County, California and in connection therewith, Aetna shall receive either a new policy of title insurance, or an endorsement of Aetna's policy of title insurance issued in connection with the Loan, Policy No. 8148622 dated November 28, 1984 issued by Ticor Title Insurance Company, in either case insuring that the lien of the Deed of Trust, as modified by the Amendment to Security Documents, continues in full force and effect, with no loss of priority, and also insuring the right of Aetna to realize on such lien in connection with the Participation Interest provided for herein. The title insurance company issuing such policy or endorsement, the form of such policy or endorsement and any exceptions therein, the terms of any reinsurance agreements and direct access agreements Aetna may require, and the parties to any such reinsurance agreements and direct access agreements shall all be subject to the prior written approval of Aetna. All recording fees, title insurance premiums and other charges in connection therewith shall be borne by MTP-South Tower, as an Approved Operating Cost hereunder.

         9.4 LEGAL OPINION. As of the date of this Agreement, MTP-South Tower shall cause legal counsel to MTP-South Tower to execute an opinion addressed to Aetna, in form reasonably satisfactory to Aetna and its legal counsel, to the effect that MTP-South Tower LP has been duly organized and is in good standing under the laws of California, that MTP-South Tower LP has duly authorized, executed and delivered this Agreement, the Allonge, the Environmental Indemnity Agreement, the Amendment to Security Documents and the other instruments and agreements provided for herein to be signed by MTP-South Tower LP, that this Agreement, the Allonge, the Environmental Indemnity Agreement, the Amendment to Security Documents and each of the Loan Documents modified thereby constitutes the valid and binding obligation of MTP-South Tower LP, enforceable in accordance with its terms (subject to customary exceptions and exclusions), and such additional matters as Aetna may require. Such legal opinion shall be transmitted to Chicago Title pursuant to the Recording Instructions, for delivery to Aetna on the Effective Date.

         9.5 LEGAL FEES AND COSTS. On or before the Effective Date, MTP-South Tower shall pay all reasonable fees and expenses of Aetna's outside counsel, and all other reasonable costs and expenses incurred by Aetna relating to the transactions provided for herein, which amounts shall constitute Approved Operating Costs hereunder.


   10.   CLOSING.

         10.1 CLOSING DATE. The Closing of the transactions contemplated herein (the "CLOSING") shall be accomplished in accordance with the Recording Instructions to Chicago Title in Los Angeles, California, pursuant to which, following Chicago Title's receipt of (i) fully executed counterparts of this Agreement and the other closing documents described in
Section 10.2.1 from all parties thereto, (ii) the $2,000,000 payment described in Section 1.7, and (iii) the confirmation from Aetna of Investment Committee approval contemplated by Section 1.1.2 above, Chicago Title shall, provided that Recording Instructions have not then expired or been terminated (as provided for in the Recording Instructions), simultaneously: (i) from said $2,000,000 payment, retain not more than $88,880 for title insurance premiums and recording costs and disburse the balance to Aetna, (ii) record the Amendment to Security Documents and cause the title insurance policy or endorsement provided for in Section 9.3 to be issued, and (iii) deliver counterparts of this Agreement and the other closing documents to Aetna and MTP-South Tower. The date of such Closing (i.e., such disbursement, recording and delivery) shall constitute the "EFFECTIVE DATE" for all purposes of this Agreement. As provided for in the Recording Instructions, if the foregoing transactions have not closed on or before September 26, 1996, time being of the essence, any general partner of MTP-South Tower LP or Aetna may, each acting unilaterally and with or without cause, terminate the Recording Instructions, in which event this Agreement and the other instruments and agreements executed as of even date herewith shall be null and void, and no party shall have any liability or obligations hereunder or thereunder.

         10.2 CONDITIONS TO CLOSING. Prior to the expiration or sooner termination of the Recording Instructions, as conditions precedent to the Effective Date and to the obligations and agreements of Aetna hereunder, the following transactions must have occurred:

               10.2.1     Aetna and MTP-South Tower LP must have
delivered to Chicago Title the following instruments and agreements, duly executed by the parties thereto:

                    10.2.1.1 the Recording Instructions executed by Aetna and MTP-South Tower LP;

                    10.2.1.2 this Agreement executed by Aetna and MTP-South Tower LP;

                    10.2.1.3  the Allonge executed by Aetna and MTP-South
Tower LP;

                    10.2.1.4 the Environmental Indemnity executed by MTP-South Tower LP;

                    10.2.1.5  the Amendment to Security Documents
executed by MTP-South Tower LP and Aetna;

            -VII.5in Section 6.3.4.2 above, executed by MTP-South Tower LP;

                    10.2.1.7 the Center Acknowledgement Agreement executed by MTP-South Tower LP and the Phase I Owner (and MTP-South Tower LP shall cause the Phase I Owner to execute and deliver the Center Acknowledgement Agreement);

                    10.2.1.8 the Property Manager's Agreement executed by MTP-South Tower LP and MTP-Development (and MTP-South Tower LP shall cause MTP-Development to execute and deliver the Property Manager's Agreement);


                    10.2.1.9 the Munger Tolles Consent described in Recital I.(7) above executed by MTP-South Tower LP and Aetna;

                    10.2.1.10  the certified statement provided for in
Section 9.2 above executed by MTP-South Tower LP; and

                    10.2.1.11  the legal opinion provided for in
Section 9.4 above executed by legal counsel to MTP-South Tower LP (and MTP-South Tower LP shall cause such counsel to execute such opinion).

               10.2.2 Prior to the expiration or sooner termination of the Recording Instructions, Chicago Title must have received from or on behalf of Aetna, confirmation of the Aetna Investment Committee approval provided for in Section 1.1.2.

               10.2.3 At or prior to the Closing, MTP-South Tower must have reimbursed Aetna for reasonable legal fees and costs in accordance with Section 9.5 above and Section 11.10 below, as Approved Operating Costs hereunder.

               10.2.4 Unless the Recording Instructions have sooner terminated, following receipt of all of the items described in
Section 10.2.1 and Section 10.2.2, on the Closing Date, Chicago Title, in accordance with the Recording Instructions: (i) must have caused the Amendment to Security Documents to be recorded in the Official Records of Los Angeles County, California, and (ii) must have caused the title insurance policy or endorsement provided for in Section 9.3 above to be delivered to Aetna; MTP-South Tower shall pay all title insurance premiums, recording fees and other charges in connection therewith, as Approved Operating Costs hereunder.


   11.   MISCELLANEOUS.

         11.1 NOTICES. Any notice, report, demand, request or other instrument or communication which any party hereto may be required or may desire to give hereunder to any other party hereto shall be in writing and shall be deemed to have been properly given or delivered, if addressed to the party intended to receive the same at the address of such party set forth below, (a) when delivered at such address by hand or by overnight courier or delivery service, or (b) three (3) business days after the same shall have been deposited in the United States Mail as first class registered or certified mail, return receipt requested, postage prepaid, whether or not the same actually shall have been received by such party:

         If to MTP-South Tower :

                    Maguire Thomas Partners-South Tower
                    355 South Grand Avenue, Suite 4500
                    Los Angeles, California  90071
                          Attention: Robert F. Maguire III
                    Fax:  (213) 687-4758

               and

                    Maguire Thomas Partners-South Tower
                    c/o Carlyle Real Estate Limited Partnership XIV and Carlyle Real Estate Limited Partnership XV c/o JMB Realty Corporation
                    900 North Michigan Avenue, Suite 1900
                    Chicago, Illinois  60611
                          Attention:  General Counsel
                    Fax:  (312) 915-2310

               with copies to:

                    Gilchrist & Rutter Professional Corporation
                    1299 Ocean Avenue, Suite 900
                    Santa Monica, California  90401
                          Attention:  Paul S. Rutter, Esq.
                    Fax:  (310) 394-4700

                  and

                    Paul, Hastings, Janofsky & Walker LLP
                    555 South Flower Street, 23rd Floor
                    Los Angeles, California  90071-2371
                          Attention:  Paul R. Walker, Esq.
                    Fax:  (213) 627-0705


         If to Aetna:

                    Aetna Life Insurance Company
                    c/o Aetna Investment Group
                    151 Farmington Avenue
                    Hartford, Connecticut  06156
                          Attn:  Thomas A. Brome
                    Fax:  (860) 275-2974

               with a copy to:

                    O'Melveny & Myers LLP
                    400 South Hope Street, Suite 1500
                    Los Angeles, California  90071
                          Attn:  William N. Cooney, Esq.
                    Fax:  (213) 669-6407


Any party may change the address to which any such notice, report, demand, request or other instrument or communication intended to be received by such party is to be delivered or mailed, by giving written notice of such change to the other parties hereto, but no such notice of change shall be effective against any party unless and until such notice of change shall have been received by such party.

         11.2 CHANGES, WAIVERS, ETC. Neither this Agreement nor any provision hereof may be changed, waived, released, discharged, withdrawn, revoked or terminated orally, or by any action or inaction. In order to be effective and enforceable, any such change, waiver, release, discharge, withdrawal, revocation or termination must be evidenced by a written document or instrument signed by the party against which enforcement of such change, waiver, release, discharge, withdrawal, revocation or termination is sought, and then shall be effective and enforceable only to the extent specifically provided in such document or instrument.

         11.3 GOVERNING LAW; SEVERABILITY. This Agreement shall be construed, interpreted, enforced and governed by and in accordance with the internal laws of the State of California, without regard to principles of conflicts of laws. All rights and remedies provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable law and are intended to be limited to the extent necessary to avoid rendering this Agreement invalid, illegal or unenforceable. In the event that any of the provisions of this Agreement shall be deemed invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall in no way be affected, prejudiced or disturbed thereby,.

         11.4 MEANING OF CERTAIN TERMS. Each reference in this Agreement to any gender shall be deemed also to include any other gender, and the use in this Agreement of the singular shall be deemed also to include the plural and vice versa, unless the context requires otherwise. As used in this Agreement, the term "PERSON" shall mean and refer to any and all individuals, sole proprietorships, partnerships, joint ventures, associations, trusts, estates, business trusts, limited liability companies, corporations (non-profit or otherwise), financial institutions, governments (and agencies, instrumentalities and political subdivisions thereof), and other entities and organizations.

         11.5 HEADINGS. The headings and captions of the Sections, paragraphs and other subdivisions of this Agreement are for convenience of reference only, are not to be considered part of this Agreement and shall not limit, expand or otherwise affect any of the provisions of this Agreement.

         11.6 BINDING EFFECT. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. Each reference in this Agreement to MTP-South Tower or Aetna shall be deemed also to include the successors and assigns of such party. Nothing set forth in this Section shall be deemed or construed to create, recognize or allow any assignment or transfer rights not otherwise provided for in this Agreement.

         -10K EXCLUSIVE BENEFIT. This Agreement and the obligations of Aetna and MTP-South Tower hereunder are and at all times shall be deemed to be for the exclusive benefit of such parties and their respective successors and permitted assigns. Nothing set forth herein shall be deemed to be for the benefit of any other person.

         11.8  NON-RECOURSE.

               11.8.1 The provisions of this Section 11.8 shall replace the provisions of Section 5.27 of the Deed of Trust, the penultimate paragraph on the signature page of the Assignment of Rents,
Section 25 of the existing Lockbox Agreement, and any similar provisions of the Loan Documents, the Amended Loan Documents or any other instrument or agreement providing for or limiting the personal liability of MTP-South Tower and its Equity Owners. Notwithstanding any other provision of the Amended Loan Documents, with respect to any liability of MTP-South Tower arising under this Agreement or the other Amended Loan Documents, except as provided for below, the recourse of Aetna shall be limited to the Project and the other assets of MTP-South Tower (other than the Excluded Assets or the proceeds therefrom) encumbered at any time by the Amended Loan Documents (including any collateral hereafter encumbered to secure the Loan or the other obligations of MTP-South Tower to Aetna under the Amended Loan Documents or any supplements thereto or amendments thereof hereafter executed by MTP-South Tower), but neither MTP-South Tower nor the Equity Owners of MTP-South Tower shall be personally liable for such obligations of MTP-South Tower under this Agreement or the other Amended Loan Documents, and no action or proceeding shall be brought by Aetna against such Equity Owners, or such Equity Owners' other assets, for any deficiency between the total amount of any such liability of MTP-South Tower and the amount, if any, realized from the assets of MTP-South Tower; provided, however, that MTP-South Tower and the direct and indirect Equity Owners of MTP-South Tower (but not (i) JMB Realty Corporation, or (ii) any shareholder of the indirect Equity Owners of MTP-South Tower) shall, subject to Section 11.8.2 below, be personally jointly and severally liable and obligated to Aetna:

                    11.8.1.1    for the matters provided for in
Section 2(g) of the Lockbox Agreement (as provided for in Section 6.2 and
Section 6.3.3 of this Agreement), in Section 8.1.2 and, with respect to any Equity Owner other than Carlyle Real Estate Limited Partnership XIV and Carlyle Real Estate Limited Partnership XV, in Section 8.12.1 above; and

                    11.8.1.2 for any damages suffered as a result of fraud or misappropriation of cash or any asset (other than the Excluded Assets) of MTP-South Tower (including, without limitation, any funds disbursed to MTP-South Tower for payment of Approved Operating Costs or Approved Capital Costs).

Nothing contained in this Section 11.8 shall be deemed to be a release or impairment of the Loan or the security therefor provided by the Amended Loan Documents, nor shall anything provided in this Section 11.8 preclude Aetna from foreclosing (judicially or nonjudicially) or otherwise realizing on the collateral security provided under the Amended Loan Documents, or from obtaining a receiver as and when permitted by applicable law or pursuant to the provisions of the Amended Loan Documents, or from bringing any action to obtain or protect any income, revenues or other equitable rights of Aetna arising from the Project or the other assets of MTP-South Tower (other than the Excluded Assets), or to restrain or enjoin any action by MTP-South Tower or its successors which would impair Aetna's security for the Loan or would otherwise be in violation of the terms of the Amended Loan Documents, or from enforcing any of its other rights under the Amended Loan Documents except as provided herein.

               11.8.2 Notwithstanding any other provision of the Amended Loan Documents:

                    11.8.2.1 in the case of affirmative conduct of MTP-South Tower which constitutes a breach of an applicable provision of this Agreement or the Lockbox Agreement, or which constitutes fraud or misappropriation as provided for above, for which the Equity Owners are personally liable in accordance with the foregoing, the liability of any Equity Owner shall be subject to the right of such Equity Owner to establish (with such Equity Owner bearing burden of proof of such assertion) that such Equity Owner neither caused such breach by MTP-South Tower or participated in such fraud or misappropriation nor directly received any benefit therefrom, in which event only the other Equity Owner(s) of MTP-South Tower shall remain jointly and severally liable and obligated to Aetna;

                    11.8.2.2    the Equity Owners of MTP-South Tower
shall not be liable to Aetna for punitive damages or consequential damages under the provisions of this Section 11.8, and their liability shall be limited to Aetna's actual damages;

                    11.8.2.3 in connection with any liability of MTP-South Tower to Aetna, Aetna shall have no recourse to (and the Equity Owners of MTP-South Tower shall have no liability to Aetna under) any
(i) deficit capital account or deficit make up obligation of any such Equity Owner, (ii) claims against such Equity Owners by MTP-South Tower,
(iii) claims or obligations among such Equity Owners, or (iv) the Excluded Assets; and

                    11.8.2.4 in the event Wells Fargo Bank or its nominee succeeds to the interest of Carlyle Real Estate Limited Partnership XIV or Carlyle Real Estate Limited Partnership XV in MTP-South Tower, the liability of such successor under this Section 11.8, except for any liability under Section 11.8.1.2 caused by such successor, shall be limited to its interest in MTP-South Tower.

               11.8.3 The general partners of MTP-South Tower LP, together with certain indirect general partners of Maguire Partners-Bunker Hill, Ltd., one of the general partners of MTP-South Tower LP, have executed the Acknowledgment and Agreement appended to this Agreement in order to evidence certain acknowledgements and agreements concerning their liabilities and obligations set forth or provided for in this Section 11.8, subject to the limitations provided for in Section 11.8.2 above, and the rights of Aetna in connection therewith. Such liabilities and obligations shall survive the Effective Date and shall survive the formation of MTP-South Tower LLC, as such direct and indirect general partners of MTP-South Tower LP will be direct and indirect members of MTP-South
Tower LLC. The provisions of said Acknowledgment and Agreement are incorporated by reference into this Section 11.8.

         11.9 NO MORTGAGEE IN POSSESSION; NO JOINT VENTURE. MTP-South Tower agrees that neither Aetna nor Agent is a mortgagee in possession with respect to the Project and that this Agreement does not create any obligation on the part of Aetna or Agent to manage or operate the Project or give Aetna or Agent any control over the Project; it being agreed that the obligation to manage and operate and the right to control the Project remains with MTP-South Tower. The relationship between Aetna and MTP-South Tower is that of creditor and debtor and not that of partners or joint venturers. MTP-South Tower agrees that neither Aetna nor Agent shall have any fiduciary obligations or trust obligations with respect to managing or operating the Project.

         11.10 LEGAL FEES AND EXPENSES. MTP-South Tower shall be obligated to reimburse all of the reasonable legal fees and expenses of O'Melveny & Myers LLP, counsel to Aetna, in connection with the preparation, negotiation, execution and delivery of this Agreement and the transactions provided for herein, the review of any proposed lease or other matter submitted for approval by Aetna (whether or not such lease is approved) and the preparation and negotiation of instruments in connection therewith, and any breach or default by MTP-South Tower under the Amended Loan Documents (including advice to Aetna with respect to its rights and remedies thereunder). Such reimbursement obligations may be satisfied out of Gross Receipts as Approved Operating Costs.

         11.11 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties concerning the matters provided for herein, and all prior or contemporaneous understandings, oral representations or agreements had among the parties with respect to such matters are merged in this Agreement. All prior written agreements executed by MTP-South Tower and Aetna, as same may be supplemented and modified by this Agreement, shall remain in effect; provided, however, that this Agreement replaces that term sheet captioned "Binding Letter Agreement" executed by Aetna and MTP-South Tower on December 29, 1995.

         11.12 AUTHORITY. Each party executing this Agreement represents that such party has the full authority and legal power to do so and acknowledges that it was represented by counsel in the negotiation and execution of this Agreement.

         11.13 CONSTRUCTION. Except for specific provisions of this Agreement that expressly amend specific provisions of the existing Loan Documents, or for provisions of this Agreement which are contradictory to provisions of the existing Loan Documents, it is the intention of the parties that the provisions of this Agreement are in addition to, and supplement, the provisions of the existing Loan Documents, which shall continue to apply. To the extent of any conflict, however, the terms of this Agreement shall govern and control over the terms of the existing Loan Documents.

         11.14 RATIFICATION. The Loan Documents, as supplemented, modified and amended by this Agreement, the Allonge, the Amendment to Security Documents and the Environmental Indemnity Agreement, shall remain in full force and effect and are hereby ratified and affirmed in all respects by Aetna and MTP-South Tower.

         11.15 COUNTERPARTS. This Agreement, including the Acknowledgment and Agreement appended hereto, may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be one and the same Agreement.

         WITNESS the execution of this Modification and Extension
Agreement by Aetna and MTP-South Tower as of the date first written above.

Aetna:

AETNA LIFE INSURANCE COMPANY, a Connecticut corporation



By:  ____________________________
     Assistant Vice President


MTP-South Tower:

MAGUIRE/THOMAS PARTNERS-SOUTH TOWER, a
California limited partnership

By:  MAGUIRE PARTNERS-BUNKER HILL, LTD., a
California limited partnership, General
Partner

     By:  MAGUIRE PARTNERS BGHS, LLC, a
California limited liability company,
Managing General Partner

          By: MAGUIRE PARTNERS SCS, INC., a
California corporation, Manager



              By:  ________________________
                   Robert F. Maguire III
                   Chairman

     By:  MAGUIRE/THOMAS PARTNERS, INC., a
California corporation, General Partner



          By: ________________________
              Robert F. Maguire III
              Chairman

By:  CARLYLE REAL ESTATE LIMITED
PARTNERSHIP-XIV, an Illinois limited
partnership, General Partner

     By:  JMB REALTY CORPORATION,
          a Delaware corporation
          Its general partner


          By: _________________________
              Title:

By:  CARLYLE REAL ESTATE LIMITED
PARTNERSHIP-XV, an Illinois limited
partnership, General Partner

     By:  JMB REALTY CORPORATION,
          a Delaware corporation,
          Its general partner


          By: _________________________
              Title:


                     ACKNOWLEDGEMENT AND AGREEMENT

         THIS ACKNOWLEDGEMENT AND AGREEMENT is executed by MAGUIRE PARTNERS-BUNKER HILL, LTD., a California limited partnership ("MPBH"), CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XIV, an Illinois limited partnership ("Carlyle 14"), CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XV, an Illinois limited partnership ("CARLYLE 15"), MAGUIRE PARTNERS BGHS, LLC, a California limited liability company ("MPB"), MAGUIRE PARTNERS SCS, INC., a California corporation ("MPS"), and MAGUIRE/THOMAS PARTNERS, INC., a California corporation ("MTP"), each as an "ACKNOWLEDGING PARTY" herein, in favor of AETNA LIFE INSURANCE COMPANY, a Connecticut corporation ("AETNA").

         A. MPBH, Carlyle 14 and Carlyle 15 are the only general partners in Maguire/Thomas Partners-South Tower, a California limited partnership ("MTP-SOUTH TOWER LP"), MPB and MTP are the only general partners of MPBH, and MPS is the Manager of MPB.

         B. As provided for in the foregoing Modification and Extension Agreement (the "MODIFICATION AGREEMENT") between Aetna and MTP-South
Tower LP to which this Acknowledgment and Agreement is appended, and in the Lockbox Agreement referred to therein, each of the Acknowledging Parties, as direct and indirect general partners in MTP-South Tower LP, has certain liability to Aetna as described and provided for in Section 11.8.1.1 and
Section 11.8.1.2 of the Modification Agreement, subject, however, to the provisions of Section 11.8.2 of the Modification Agreement.

         C. As provided for in the Modification Agreement, the Acknowledging Parties plan to cause a limited liability company to be formed under California law, to be named Maguire Thomas Partners-South Tower, LLC ("MTP-SOUTH TOWER LLC"), and to cause MTP-South Tower LLC to succeed by operation of law to all of the assets of and liabilities of MTP-South Tower LP (including, without limitation, the Project, as defined in the Modification Agreement) and to all of the liabilities of MTP-South Tower LP and will assume, subject to the provisions of Section 11.8 of the Modification Agreement, the obligations of MTP-South Tower LP under the Modification Agreement and the other Amended Loan Documents (as defined in the Modification Agreement).

         D. Because under California law the direct and indirect members of a limited liablity company do not have the same personal liability for the obligations of the limited liability company as the direct and indirect general partners have for the obligations of a limited partnership, the Acknowledging Parties are executing this Acknowledgment and Agreement to evidence and affirm their continuing liability to Aetna for the matters provided for in Section 11.8 of the Modification Agreement notwithstanding their formation of a limited liability company in which they will be the direct and indirect members, and notwithstanding the transactions by that limited liability company described in Recital C above.

         IN CONSIDERATION of the foregoing recitals and the covenants and agreements set forth in the Modification Agreement, and to induce Aetna to execute and deliver the Modification Agreement and to consent to the formation of MTP-South Tower LLC to own the Project (as defined in the Modification Agreement), each Acknowledging Party agrees as follows for the benefit of Aetna:

1. Initially capitalized terms used in this Acknowledgement and Agreement without definition are defined in the Modification Agreement.

2. (a) For purposes of this Acknowledgement and Agreement, the term "ACKNOWLEDGED OBLIGATIONS" means the matters for which each Acknowledging Party and all of them are personally jointly and severally liable to Aetna as described and provided for in Section 11.8.1.1 and Section 11.8.1.2 of the Modification Agreement, subject, however, to the provisions of
Section 11.8.2 of the Modification Agreement, and the provisions of
Section 11.8 of the Modification Agreement are incorporated by reference herein.

    (b) Each Acknowledging Party hereby acknowledges and agrees that it is and shall remain, notwithstanding the formation of MTP-South Tower LLC, until the Loan and all other obligations of MTP-South Tower LP and MTP-South Tower LLC (collectively, or either of them, "MTP-SOUTH TOWER") under the Modification Agreement and the other Amended Loan Documents have been paid in full, jointly and severally liable to Aetna for the Acknowledged Obligations.

3. Each Acknowledging Party waives any and all other rights and defenses available to such Acknowledging Party against Aetna by reason of Sections 2787 to 2855, inclusive, of the California Civil Code. Notwithstanding the foregoing, the Acknowledging Parties do not waive any rights and defenses available to such Acknowledging Parties by reason of Sections 2787 to 2855 against the other Acknowledging Parties, provided, however, that each such Acknowledging Party does hereby subordinate each and all of such rights and defenses to the rights of Aetna against each of the Acknowledging Parties until such time as all obligations of MTP-South Tower to Aetna under the Modification Agreement and the other Amended Loan Documents have been fully satisfied. No other provision of this Acknowledgement and Agreement shall be construed as limiting the generality of any of the covenants and waivers set forth in this Section 3.

4. Each Acknowledging Party represents and warrants to Aetna that it is a direct or indirect general partner in MTP-South Tower LP. In that regard, each Acknowledging Party agrees that it will substantially benefit from the transactions with Aetna being entered into concurrently herewith pursuant to the Modification Agreement, and from the organization of MTP-South
Tower LLC to own the Project as provided for herein, and each Acknowledging Party further agrees as follows:

    (a) Each Acknowledging Party shall continue to be liable under this Acknowledgement and Agreement and the provisions hereof shall remain in full force and effect notwithstanding (i) the formation of MTP-South
Tower LLC and the transactions described in Recital C above, and any modification, agreement or stipulation between MTP-South Tower and Aetna, or their respective successors and assigns, with respect to the Modification Agreement or the other Amended Loan Documents or the obligations encompassed thereby, including, without limitation, the Acknowledged Obligations, (ii) Aetna's waiver of or failure to enforce any of the terms, covenants or conditions contained in the Modification Agreement or the other Amended Loan Documents or in any modification thereof, (iii) any discharge or release of MTP-South Tower or any other Acknowledging Party from any liability with respect to the Acknowledged Obligations, (iv) any discharge, release, exchange or subordination of any real or personal property then held by Aetna as security for the performance of the obligations of MTP-South Tower under the Modification Agreement or the other Amended Loan Documents (including, but not limited to, the Acknowledged Obligations), (v) any additional security taken for the obligations of MTP-South Tower under the Modification Agreement or the other Amended Loan Documents (including, but not limited to, the Acknowledged Obligations), whether real or personal property, (vi) any additional loans or financial accommodations to MTP-South Tower, and
(vii) the manner or order by which payments are applied to principal, interest or other obligations under the Modification Agreement or the other Amended Loan Documents. Without limiting the generality of the foregoing, each Acknowledging Party hereby waives the rights and benefits under California Civil Code ("CC") Section 2819, and agrees that by doing so such Acknowledging Party's liability shall continue even if Aetna alters any obligations under the Modification Agreement or the other Amended Loan Documents in any respect or Aetna's remedies or rights against MTP-South Tower or any other Acknowledging Party are in any way impaired or suspended without such Acknowledging Party's consent.

    (b) No provision of this Acknowledgment and Agreement shall be deemed to preclude Aetna, in any action between Aetna and MTP-South Tower (including, but not limited to, an action for judicial foreclosure), from joining any Acknowledging Party in such action to enforce obligations for the Acknowledged Obligations provided for herein.

    (c) Each Acknowledging Party's liability under this Acknowledgement and Agreement shall continue until all sums due under the Amended Note have been paid in full and until all obligations of MTP-South Tower to Aetna under the Modification Agreement and the other Amended Loan Documents (including, but not limited to, the Acknowledged Obligations) have been fully satisfied.

    (d) Each Acknowledging Party represents and warrants to Aetna that it now has and will continue to have full and complete access to any and all information concerning the transactions contemplated by the Modification Agreement and the other Amended Loan Documents or referred to therein. Each Acknowledging Party further represents and warrants that it has reviewed and approved copies of the Modification Agreement and the other Amended Loan Documents and is fully informed of the remedies Aetna may pursue, with or without notice to MTP-South Tower, in the event of default under the Amended Note, the Modification Agreement or the other Amended Loan Documents.

    (e) The liability of each Acknowledging Party under this Acknowledgement and Agreement is personal liability for the Acknowledged Obligations and is not a guaranty of repayment or collectibility and is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Modification Agreement or the other Amended Loan Documents, or other instruments relating to the creation or performance of the obligations of MTP-South Tower under the Modification Agreement or the other the Amended Loan Documents (including, but not limited to, the Acknowledged Obligations), or the pursuit by Aetna of any remedies which it now has or may hereafter have with respect thereto under the Modification Agreement or the other Amended Loan Documents, at law, in equity or otherwise. Each Acknowledging Party hereby waives any and all benefits and defenses under CC Section 2810 and agrees that by doing so Acknowledging Party shall be liable even if MTP-South Tower had no liability at the time of execution of the Modification Agreement or any of the other Amended Loan Documents or thereafter ceases to be liable. Each Acknowledging Party hereby waives any and all benefits and defenses under CC Section 2809 and agrees that by doing so such Acknowledging Party's liability may be larger in amount and more burdensome than that of MTP-South Tower. Each Acknowledging Party's liability hereunder shall not be limited or affected in any way by any impairment or any diminution or loss of value of any security or collateral for the Loan, whether caused by hazardous substances or otherwise, Aetna's failure to perfect a security interest in such security or collateral, or any disability or other defense of MTP-South Tower.

5.  Each Acknowledging Party hereby waives to the extent permitted by law:

(i) all notices to Acknowledging Party, to MTP-South Tower, or to any other Person, including, but not limited to, notices of the acceptance of this Acknowledgement and Agreement or the creation, renewal, extension, modification, accrual of any of the obligations of MTP-South Tower under the Modification Agreement or the other Amended Loan Documents (including, but not limited to, the Acknowledged Obligations) owed to Aetna and, except to the extent set forth in Section 7 hereof, enforcement of any right or remedy with respect thereto, and notice of any other matters relating thereto; (ii) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor; (iii) any statute of limitations affecting such Acknowledging Party's liability hereunder or the enforcement thereof; and (iv) all principles or provisions of law which conflict with the terms of this Acknowledgement and Agreement.

6. Notwithstanding anything to the contrary, Aetna hereby acknowledges that nothing contained herein shall be deemed or construed as a waiver by any of the Acknowledging Parties of any rights or defenses arising under California "one-action" laws or anti-deficiency legislation, including, without limitation any and all benefits and defenses under (i) California Code of Civil Procedure ("CCP") Section 580a, (ii) CCP Sections 580b and 580d, and (iii) CCP Section 726.

7. Any notice, report, demand, request or other instrument or communication which any party hereto may be required or may desire to give hereunder to any other party hereto shall be in writing and shall be deemed to have been properly given or delivered, if addressed to the party intended to receive the same at the address of such party set forth below,
(a) when delivered at such address by hand or by overnight courier or delivery service, or (b) three (3) business days after the same shall have been deposited in the United States Mail as first class registered or certified mail, return receipt requested, postage prepaid, whether or not the same actually shall have been received by such party:

    (a)  If to Carlyle 14 or Carlyle 15:

                      c/o JMB Realty Corporation
                      900 North Michigan Avenue, Suite 1900
                      Chicago, Illinois  60611
                           Attention:  General Counsel
                      Fax:      (312) 915-2310

                  with a copy to:

                      Paul, Hastings, Janofsky & Walker LLP
                      555 South Flower Street, 23rd Floor
                      Los Angeles, California  90071-2371
                           Attention:  Paul R. Walker, Esq.
                      Fax:      (213) 627-0705


    (b)  If to MPBH, MPB, MTP or MPS:

                      c/o Maguire Thomas Partners
                      355 South Grand Avenue, Suite 4500
                      Los Angeles, California  90071
                           Attention: Robert F. Maguire III
                      Fax:      (213) 687-4758

                  with a copy to:

                      Gilchrist & Rutter Professional Corporation
                      1299 Ocean Avenue, Suite 900
                      Santa Monica, California  90401
                           Attention:  Paul S. Rutter, Esq.
                      Fax:      (310) 394-4700

    (c) If to Aetna, to the addresses for Aetna set forth in the Modification Agreement.

    Any Acknowledging Party may change any address to which any such notice, report, demand, request or other instrument or communication intended to be received by such party is to be delivered or mailed, by giving written notice of such change to Aetna, but no such notice of change shall be effective against Aetna unless and until such notice of change shall have been received by Aetna. Aetna may change any address to which any such notice, report, demand, request or other instrument or communication intended to be received by Aetna is to be delivered or mailed, by giving written notice of such change to MTP-South Tower in accordance with the Modification Agreement, but no such notice of change shall be effective against any Acknowledging Party unless and until such notice of change shall have been received by MTP-South Tower.

8. Aetna may assign the Modification Agreement or the other Amended Loan Documents, without in any way affecting Acknowledging Party's liability hereunder. This Acknowledgement and Agreement shall be binding upon each Acknowledging Party, and the respective heirs, representatives, administrators, executors, successors and assigns of each of them, and shall inure to the benefit of and shall be enforceable by Aetna, its successors, endorsees and assigns. As used herein, the singular shall include the plural, and the masculine shall include the feminine and neuter and vice versa, if the context so requires.

9. In the event of any dispute or litigation regarding the enforcement or validity of this Acknowledgement and Agreement, each Acknowledging Party shall be obligated to pay all charges, costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Aetna, whether or not any action or proceeding is commenced regarding such dispute and whether or not such litigation is prosecuted to judgment.

10. THIS ACKNOWLEDGEMENT AND AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

11. No provision of this Acknowledgement and Agreement may be changed, waived, revoked or amended without Aetna's prior written consent. Every provision of this Acknowledgement and Agreement is intended to be severable. In the event any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable, subject to the limitations set forth in
Section 11.8 of the Modification Agreement.

12. This Acknowledgement and Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be one and the same agreement.

13. This Acknowledgement and Agreement embodies the entire agreement among the parties hereto with respect to the matters set forth herein, and supersedes all prior agreements among the parties with respect to the matters set forth herein. No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. There are no conditions to the full effectiveness of this Acknowledgement and Agreement.

No failure or delay on the part of Aetna to exercise any power, right or privilege under this Acknowledgement and Agreement, or under the Modification Agreement or the other Amended Loan Documents, shall impair any such power, right or privilege, or be construed to be a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

14. EACH ACKNOWLEDGING PARTY ACKNOWLEDGES THAT SUCH ACKNOWLEDGING PARTY HAS BEEN AFFORDED THE OPPORTUNITY TO READ THIS DOCUMENT CAREFULLY AND TO REVIEW IT WITH AN ATTORNEY OF ACKNOWLEDGING PARTY'S CHOICE BEFORE SIGNING IT. EACH ACKNOWLEDGING PARTY ACKNOWLEDGES HAVING READ AND UNDERSTOOD THE MEANING AND EFFECT OF THIS DOCUMENT BEFORE SIGNING IT.

         IN WITNESS WHEREOF, each Acknowledging Party has executed this Acknowledgement and Agreement as of the date of the Modification Agreement first above written.

MAGUIRE PARTNERS-BUNKER HILL, LTD., a
California limited partnership

By:  MAGUIRE PARTNERS BGHS, LLC, a California
limited liability company, Managing General
Partner

     By:  MAGUIRE PARTNERS SCS, INC., a
California corporation, Manager



          By: ________________________
              Robert F. Maguire III
              Chairman

By:  MAGUIRE/THOMAS PARTNERS, INC., a
California corporation, General Partner



     By:  ________________________
          Robert F. Maguire III
          Chairman


MAGUIRE PARTNERS BGHS, LLC, a California limited liability company

By:  MAGUIRE PARTNERS SCS, INC., a California
corporation, Manager



     By:  ________________________
          Robert F. Maguire III
          Chairman


MAGUIRE PARTNERS SCS, INC., a California corporation



By:  ________________________
     Robert F. Maguire III
     Chairman


MAGUIRE/THOMAS PARTNERS, INC., a California corporation



By:  ________________________
     Robert F. Maguire III
     Chairman


CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XIV, an Illinois limited partnership

By:  JMB REALTY CORPORATION, a Delaware
corporation, general partner



     By:  _________________________
          Title:


CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XV,
an Illinois limited partnership
By:  JMB REALTY CORPORATION, a Delaware
corporation, general partner



     By:  _________________________
          Title:






                               EXHIBIT A
                               ---------

         Schedule of Maximum Permitted Amortized Loan Balance


Principal Balance on the date of this Agreement:      $189,060,308


Adjustment Date:      *Maximum Principal Balance:     During Loan Year:

         n/a                    $189,060,308*     Effective Date to
8/31/97
    September 1, 1997           $187,966,923*         9/1/97 to 8/31/98
    September 1, 1998           $186,873,538*         9/1/98 to 8/31/99
    September 1, 1999           $185,780,154*         9/1/99 to 8/31/00
    September 1, 2000           $184,686,769*         9/1/00 to 8/31/01
    September 1, 2001           $183,595,385*         9/1/01 to 8/31/02
    September 1, 2002           $182,500,000*         9/1/02 to 8/31/03


    * The amount of the Maximum Principal Balance for every Loan Year shall be reduced by the amount of any principal payments by MTP-South Tower following the Effective Date, other than: (i) principal payments made from monthly disbursements of Operating Receipts, as provided for in
Section 7.2.1.10, (ii) Additional Loan Advance Repayments in accordance with Section 3.4.1, or (iii) principal payments made from the proceeds of condemnation awards or insurance recoveries, as provided for in
Section 4.1.2.2. Such reduction of the Maximum Principal Balance for the current and each subsequent Loan Year shall become effective immediately upon receipt of any such principal payment.






                               Exhibit B
                               ---------

         SCHEDULE OF WORKS OF ART EXCLUDED FROM AETNA'S LIENS



    Night Sail (1985)

         Louise Nevelson (1900-1989) aluminum and steel sculpture located in plaza area near entrance to building;

    together with the following sculptures to the extent, if any, that such works of art are located at the Project (some or all of these may be located on the adjacent property of the Phase I Owner):

             Work:                       Artist:

         La Caresse d'un Oiseau          Miro

         Le Dandy                        Dubuffet

         Four Female Figures             Graham

         Sequi                           Graves

         Light Touches Fall Color        Wile

         Lock Down                       Aonoldi

         Sawtooth                        Obulick




                               Exhibit C
                               ---------

                                EXAMPLE

Additional Loan Advance Repayments and Disbursements to MTP-South Tower


     1. Assume an Additional Loan Advance of $2,000,000 by Aetna during the Loan Year ending August 31, 1999. If on September 1, 1999, the unpaid principal balance of the Loan was $1,025,000 less than the Maximum Principal Balance provided for in Exhibit A, and no partial payments of principal have been made to reduce the Maximum Principal Balance in accordance with Exhibit A, then an Additional Loan Repayment of $1,025,000 would be due pursuant to Section 3.4.1 (the lesser of (i) the $2,000,000 Additional Loan Advance during the Loan Year ending August 31, 1999 plus zero in disbursements to MTP-South Tower pursuant to Section 7.2.1.8 during that Loan Year, or (ii) the $1,025,000 by which the principal balance of the Loan exceeded the Maximum Principal Balance for that date shown on Exhibit A). As a result of such payment, the principal balance of the Loan would be reduced to an amount equal to the applicable Maximum Principal Balance on September 1, 1999 pursuant to Exhibit A.

     2. Assume that thereafter during the subsequent Loan Year ending August 31, 2000, Operating Receipts disbursed pursuant to Section 7.2.1 were sufficient to restore the Project Reserve Maximum Balance by February 1, 2001 (by disbursements pursuant to Section 7.2.1.7). Thereafter, no amounts would be disbursed to MTP-South Tower pursuant to
Section 7.2.1.8 until disbursements to Aetna pursuant Section 7.2.1.10 reduced the principal balance of the Loan to the Maximum Principal Balance shown on Exhibit A for the next following Adjustment Date, September 1, 2001.

     3.    Assume that such disbursements to Aetna pursuant
Section 7.2.1.10 reduced the principal balance of the Loan to less than said sum on June 1, 1999.

     4. If on July 1, 2001, following the disbursements provided for in Sections 7.2.1.1 through 7.2.1.7 on said date, the sum of $500,000 remained available for disbursement, then absent the failure of the applicable conditions precedent, such entire sum would be disbursed to MTP-South Tower pursuant to Section 7.2.1.8 (as such sum is less than the aggregate amount of Additional Loan Advance Repayments, $1,025,000, minus the aggregate amount of previous disbursements to MTP-South Tower pursuant to
Section 7.2.1.8, zero).

     5. If on August 1, 2001, following the disbursements provided for in Sections 7.2.1.1 through 7.2.1.7 on said date, the sum of $600,000 remained available for disbursement, then absent the failure of the applicable conditions precedent, $525,000 would be disbursed to MTP-South Tower pursuant to Section 7.2.1.8 (an amount equal to the aggregate amount of Additional Loan Advance Repayments, $1,025,000, minus the aggregate amount of previous disbursements to MTP-South Tower pursuant to
Section 7.2.1.8, $500,000), and the excess ($75,000) would be disbursed to Aetna pursuant to Section 7.2.1.10.

     6. Assume that on August 15, 2001, Aetna makes an Additional Loan Advance equal to $3,000,000, causing the principal balance of the Loan to increase on said date. On September 1, 2001, an Additional Loan Repayment would be due pursuant to Section 3.4.1 (the lesser of (i) the $3,000,000 Additional Loan Advance during the preceding Loan Year ending
August 31, 2001 plus $1,025,000 in disbursements to MTP-South Tower pursuant Section 7.2.1.8 to during that Loan Year, or (ii) the amount by which the actual principal balance of the Loan exceeded the Maximum Principal Balance for September 1, 2001 shown on Exhibit A).






                               EXHIBIT D
                               ---------

              FORM OF MTP-SOUTH TOWER LLC ACKNOWLEDGMENT


RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

O'Melveny & Myers
400 South Hope Street
Los Angeles, California 90071
  Attn: William N. Cooney
        File No. 8,750-102


                  Space Above Line for Recorder's Use


                      AMENDMENT TO DEED OF TRUST
                                 AND
                       ACKNOWLEDGEMENT AGREEMENT


           THIS AGREEMENT is made as of ___________, 1996, by MAGUIRE THOMAS PARTNERS-SOUTH TOWER, LLC, a California limited liability company ("MTP-South Tower LLC") which is the successor by operation of law to Maguire/Thomas Partners-South Tower, a California limited partnership ("MTP-South
Tower LP"), whose place of business is 355 South Grand Avenue, Suite 4500,
Los
Angeles, California 90071, Attn: Mr. Robert F. Maguire III, Chairman, Maguire Thomas
Partners, in favor of AETNA LIFE INSURANCE COMPANY, a Connecticut corporation
("Aetna") whose place of business is 242 Trumbull Street, 4th Floor,
Hartford,
Connecticut 06103, Attn.: Mr. Thomas A. Brome, Investment Officer, Aetna Investment
Group.

           A.    Aetna is the holder of that indebtedness of MTP-South
Tower LP
(the "LOAN") evidenced and secured by, among other instruments and agreements:

                 (1)  that $200,000,000 Promissory Note dated
November 26, 1984
(as at any time heretofore amended, extended, restated or replaced, the "NOTE"), by
MTP-South Tower LP (then known as Maguire Partners - Crocker Properties -
South
Tower) payable to the order of The Aetna Casualty and Surety Company, a Connecticut corporation ("AETNA CASUALTY AND SURETY");

                 (2) that Deed of Trust, Assignment of Rents and Security Agreement dated as of November 26, 1984, (as at any time heretofore amended, extended, restated or replaced, the "DEED OF TRUST"), by MTP-South Tower LP (then known as
Maguire Partners - Crocker Properties - South Tower), as Trustor, to Ticor Title Insurance
Company of California, as Trustee, for the benefit of Aetna Casualty and Surety, as
Beneficiary, and recorded November 28, 1984 as Instrument Number 84-1399775 in the
Official Records of Los Angeles County, California;

                 (3) that California Assignment of Rents and Leases dated as of
November 26, 1984 (as at any time heretofore amended, extended, restated or replaced, the "ASSIGNMENT OF RENTS"), by MTP-South Tower LP (then known as Maguire Partners - Crocker Properties - South Tower), as assignor, to Aetna Casualty and Surety, as assignee, and recorded November 28, 1984 as Instrument Number 84-1399776 in the
Official Records of Los Angeles County, California (Aetna Casualty and Surety assigned and transferred its interest under the Deed of Trust and the Assignment of Rents to Aetna pursuant to that Assignment dated October 29, 1986 and recorded on December 4, 1986 as
Instrument Number 86-1676563 in the Official Records of Los Angeles County, California.); and

                 (4) that Lockbox Agreement dated as of December 1, 1994 (as heretofore supplemented and amended, the "LOCKBOX AGREEMENT"), among MTP-South Tower LP, Aetna and CB Commercial Real Estate Group, Inc., as Agent for
Aetna.

           B. The Deed of Trust encumbers, with first lien priority, that improved real property in Los Angeles, California more particularly described in Exhibit A to the Deed of Trust (the "PROPERTY"), which improvements include, without limitation, the
45-story office building project now known as the "IBM Tower" located at 355 South
Grand Avenue, together with associated subterranean parking and a garage penthouse structure, and the "X-2 Garage" located at 235 South Hill Street.

           C. As of September 19, 1996, Aetna and MTP-South Tower LP executed certain instruments and agreements providing for an extension of the scheduled maturity date of the Loan and certain other matters, but conditioned upon, among other things, the due execution and delivery of this Agreement by MTP-South Tower LLC. Such instruments and agreements, including those described below, are only effective as of the date of the recording of both the Amendment of Security Documents (as defined below) and this Agreement in the Official Records of Los Angeles County, California. Such instruments and agreements include, without limitation:

                 (1) that Modification and Extension Agreement dated as of
September 19, 1996 (the "MODIFICATION AND EXTENSION AGREEMENT"), between MTP-South Tower LP and Aetna;

                 (2) that Amendment to Deed of Trust, Assignment of Rents and
Security Agreement and to California Assignment of Rents and Leases and Fixture Filing dated as of September 19, 1996 (the "AMENDMENT OF SECURITY DOCUMENTS"), between MTP-South Tower LP and Aetna, and recorded as of even date with the recording of this Agreement in the Official Records of Los Angeles County, California;

                 (3) that Allonge to Promissory Note dated as of September 19, 1996 (the "ALLONGE"), between MTP-South Tower LP and Aetna: and

                 (4) that Environmental Indemnity dated as of as of September 19, 1996 (the "ENVIRONMENTAL INDEMNITY AGREEMENT"), by
MTP-South Tower LP to and for the benefit of Aetna.

           D. Immediately prior to the execution and delivery of this Agreement, and as permitted in the Modification and Extension Agreement, the partners of MTP-South
Tower LP have caused MTP-South Tower LLC to be organized and have caused MTP-South Tower LLC to succeed by operation of law to all of the assets and liabilities of MTP-South Tower LP, including but not limited to the Property.

           E. MTP-South Tower LLC now wishes to acknowledge and ratify its obligations under the instruments and agreements evidencing and securing the Loan.

           IN CONSIDERATION of the recitals and agreements set forth herein and in the Modification and Extension Agreement, and to induce Aetna to execute the
Modification and Extension Agreement and the other instruments and agreements provided for therein (the effectiveness of which are conditioned, among other things, upon the due execution and delivery of this Agreement), MTP-South Tower LLC agrees as follows for the benefit of Aetna:

     1.    ASSUMPTION OF LOAN DOCUMENTS.  Subject to the provisions of
Section 3 below, MTP-South Tower LLC hereby assumes all of the obligations of
MTP-South Tower LP under the Note, as amended by the Allonge, under the Deed of
Trust and Assignment of Rents, as amended by the Amendment to Security Documents, under the Lockbox Agreement, under the Modification and Extension Agreement, under the Environmental Indemnity, and under all other instruments and agreements evidencing or securing the Loan (collectively, the "LOAN DOCUMENTS").

     2. AFFIRMATION OF LIEN ON PROPERTY. MTP-South Tower LLC hereby acknowledges and agrees that the Deed of Trust and the Assignment of Rents, as amended by the Amendment of Security Documents, encumbers the Property, with first lien priority, to secure the Loan and Loan Documents.

     3. NON-RECOURSE. The liability of MTP-South Tower LLC and its members in connection with the Loan and the Loan Documents shall be governed and controlled by the provisions of Section 11.8 of the Modification and Extension Agreement and the provisions of the Acknowledgment and Agreement appended thereto, which provisions are hereby incorporated by reference herein.

     4. COUNTERPARTS. This Agreement may be executed and acknowledged in counterparts, all of which executed and acknowledged counterparts shall together constitute a single agreement. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this document to physically form one document, which may be recorded.

     WITNESS the execution and acknowledgment of this Agreement by MTP-South
Tower LLC as of the date first written above.


MAGUIRE THOMAS PARTNERS-SOUTH
TOWER, LLC, a California limited liability company

By:  MAGUIRE PARTNERS-BUNKER HILL,
LTD., a California limited partnership,
Manager

     By:  MAGUIRE PARTNERS BGHS, LLC, a
California limited liability company,
Managing
General Partner

          By: MAGUIRE PARTNERS SCS, INC.,
a California corporation, Manager



              By:  ________________________
                   Robert F. Maguire III
                   Chairman

     By:  MAGUIRE/THOMAS PARTNERS, INC.,
a California corporation, General Partner



          By: ________________________
              Robert F. Maguire III
              Chairman


By:  CARLYLE REAL ESTATE LIMITED
PARTNERSHIP-XIV, an Illinois limited
partnership,
Manager

     By:  JMB REALTY CORPORATION,
          a Delaware corporation
          Its general partner


          By: _________________________
              Title:


By:  CARLYLE REAL ESTATE LIMITED
PARTNERSHIP-XV, an Illinois limited
partnership,
Manager

     By:  JMB REALTY CORPORATION,
          a Delaware corporation,
          Its general partner


          By: _________________________
              Title:





STATE OF _______________        )
                                )   ss
COUNTY OF ____________          )



         On _______________, 1996 before me, ________________, a Notary
Public
in and for said State, personally appeared _______________________ proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted executed the instrument.

         WITNESS my hand and official seal.


                          ______________________________
                           Notary Public
[SEAL]





STATE OF _______________        )
                                )   ss
COUNTY OF ____________          )



         On ____________________, 1996 before me, ________________, a
Notary
Public in and for said State, personally appeared _______________________ proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted executed the instrument.

         WITNESS my hand and official seal.


                          ______________________________
                           Notary Public
[SEAL]





STATE OF _______________        )
                                )   ss
COUNTY OF ____________          )



         On _____________________, 1996 before me, ________________, a
Notary
Public in and for said State, personally appeared _______________________ proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted executed the instrument.

         WITNESS my hand and official seal.


                          ______________________________
                           Notary Public
[SEAL]




                               Exhibit E
                               ---------

              FORM OF MTP-SOUTH TOWER LLC FIXTURE FILING





                               EXHIBIT F
                               ---------

           FORM OF MTP-SOUTH TOWER LLC FINANCING STATEMENTS








                 MODIFICATION AND EXTENSION AGREEMENT










                     AETNA LIFE INSURANCE COMPANY






                  MAGUIRE/THOMAS PARTNERS-SOUTH TOWER










                          September 19, 1996





                           TABLE OF CONTENTS



1.  Transactions on Effective Date and LLC Conversion . . . . . . .   3
    1.1   Conditions Precedent to Effective Date. . . . . . . . . .   3
    1.2   Effective Date. . . . . . . . . . . . . . . . . . . . . .   4
    1.3   Consent to Equity Transaction . . . . . . . . . . . . . .   4
    1.4   Conversion to Limited Liability Company . . . . . . . . .   4
    1.5   MTP-South Tower; Equity Owners. . . . . . . . . . . . . .   5
    1.6   Application of Pre-Closing Payments . . . . . . . . . . .   6
    1.7   Additional Payment at Closing . . . . . . . . . . . . . .   6
    1.8   Application of Funds at Closing . . . . . . . . . . . . .   7
    1.9   Establishment of Project Reserve Account. . . . . . . . .   8

2.  Extension and Interest. . . . . . . . . . . . . . . . . . . . .   9
    2.1   Extension; Extension Fee. . . . . . . . . . . . . . . . .   9
    2.2   Interest. . . . . . . . . . . . . . . . . . . . . . . . .   9

3.  Payment of the Loan . . . . . . . . . . . . . . . . . . . . . .  11
    3.1   Early Repayment . . . . . . . . . . . . . . . . . . . . .  11
    3.2   Amounts Due at Maturity . . . . . . . . . . . . . . . . .  11
    3.3   Yield Maintenance Payment . . . . . . . . . . . . . . . .  12
    3.4   Repayment of Additional Loan Advances . . . . . . . . . .  12

4.  Capital Events. . . . . . . . . . . . . . . . . . . . . . . . .  14
    4.1   Payments Upon Receipt of Capital Proceeds . . . . . . . .  14
    4.2   Subordination of Participation Interest on Refinancing. .  16
    4.3   Right of First Offer. . . . . . . . . . . . . . . . . . .  19
    4.4   Arms-Length Sale of Project . . . . . . . . . . . . . . .  21
    4.5   Proceeds of Sale of Project . . . . . . . . . . . . . . .  21
    4.6   Participation Interest on Arms-Length Sale. . . . . . . .  23

5.  Approval Rights of Aetna. . . . . . . . . . . . . . . . . . . .  24
    5.1   Approval of Transfers and Additional Debt . . . . . . . .  24
    5.2   Approval of Operating and Capital Budgets . . . . . . . .  25
    5.3   Approval of Leases and Other Agreements . . . . . . . . .  27
    5.4   Aetna's Discretion. . . . . . . . . . . . . . . . . . . .  28

6.  Lockbox Agreement . . . . . . . . . . . . . . . . . . . . . . .  28
    6.1   Lockbox Agreement to Remain in Effect . . . . . . . . . .  28
    6.2   Gross Receipts in Deposit Account . . . . . . . . . . . .  29
    6.3   Application of Lockbox Agreement to Project Reserve . . .  29
    6.4   Affirmation of Aetna's Rights in Funds. . . . . . . . . .  31

7.  Project Costs . . . . . . . . . . . . . . . . . . . . . . . . .  31
    7.1   Generally . . . . . . . . . . . . . . . . . . . . . . . .  31
    7.2   Disbursements from Deposit Account. . . . . . . . . . . .  32
    7.3   Disbursement of Project Reserve for Approved Capital Costs 35
    7.4   Additional Loan Advances. . . . . . . . . . . . . . . . .  37

8.  Additional Covenants. . . . . . . . . . . . . . . . . . . . . .  38
    8.1   No Equity Distributions . . . . . . . . . . . . . . . . .  39
    8.2   Major Lease Acknowledgment Agreements . . . . . . . . . .  40
    8.3   Affiliate Commissions . . . . . . . . . . . . . . . . . .  41
    8.4   Wells Fargo Center Agreements . . . . . . . . . . . . . .  41
    8.5   Project Management and Leasing Contracts. . . . . . . . .  42
    8.6   Financial Reports . . . . . . . . . . . . . . . . . . . .  43
    8.7   Right to Inspect. . . . . . . . . . . . . . . . . . . . .  43
    8.8   Access to Project and Dissemination of Information. . . .  43
    8.9   Further Assurances. . . . . . . . . . . . . . . . . . . .  44
    8.10  Notice of Litigation, Etc . . . . . . . . . . . . . . . .  45
    8.11  Liens . . . . . . . . . . . . . . . . . . . . . . . . . .  45
    8.12  Excluded Assets . . . . . . . . . . . . . . . . . . . . .  45
    8.13  Security. . . . . . . . . . . . . . . . . . . . . . . . .  46
    8.14  Default;  Event of Default. . . . . . . . . . . . . . . .  46

9.  Closing Matters . . . . . . . . . . . . . . . . . . . . . . . .  48
    9.1   Representations and Warranties. . . . . . . . . . . . . .  48
    9.2   Certified Statement . . . . . . . . . . . . . . . . . . .  49
    9.3   Title Insurance . . . . . . . . . . . . . . . . . . . . .  49
    9.4   Legal Opinion . . . . . . . . . . . . . . . . . . . . . .  50
    9.5   Legal Fees and Costs. . . . . . . . . . . . . . . . . . .  50

10. Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
    10.1  Closing Date. . . . . . . . . . . . . . . . . . . . . . .  50
    10.2  Conditions to Closing . . . . . . . . . . . . . . . . . .  50

11. Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . .  52
    11.1  Notices . . . . . . . . . . . . . . . . . . . . . . . . .  52
    11.2  Changes, Waivers, Etc . . . . . . . . . . . . . . . . . .  54
    11.3  Governing Law; Severability . . . . . . . . . . . . . . .  54
    11.4  Meaning of Certain Terms. . . . . . . . . . . . . . . . .  54
    11.5  Headings. . . . . . . . . . . . . . . . . . . . . . . . .  54
    11.6  Binding Effect. . . . . . . . . . . . . . . . . . . . . .  54
    11.7  Exclusive Benefit . . . . . . . . . . . . . . . . . . . .  55
    11.8  Non-Recourse. . . . . . . . . . . . . . . . . . . . . . .  55
    11.9  No Mortgagee In Possession; No Joint Venture. . . . . . .  57
    11.10 Legal Fees and Expenses . . . . . . . . . . . . . . . . .  57
    11.11 Entire Agreement. . . . . . . . . . . . . . . . . . . . .  57
    11.12 Authority . . . . . . . . . . . . . . . . . . . . . . . .  57
    11.13 Construction. . . . . . . . . . . . . . . . . . . . . . .  58
    11.14 Ratification. . . . . . . . . . . . . . . . . . . . . . .  58
    11.15 Counterparts. . . . . . . . . . . . . . . . . . . . . . .  58